SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
                                   Amendment 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                 (Name of small business issuer in its charter)

                                     Florida
                            (State of incorporation)

                                   04-3719075
                      (I.R.S. Employer Identification No.)

                                      4953
            (Primary Standard Industrial Classification Code Number)

                        760 S.E. Port St. Lucie Boulevard
                            Port St. Lucie, FL 34984
                                 (772) 461-8009
          (Address and telephone number of principal executive offices)
                        --------------------------------
                                  Will Cowdell
                       Choice Waste System Holdings, Inc.
                        760 S.E. Port St.Lucie Boulevard
                            Port St. Lucie, FL 34984
                                 (772) 461-8009
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this form is filed pursuant to Rule 415 under the Securities Act, please check the following box. [x]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering.[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------ --------------- ------------------------- ------
Title of each class  Amount    Proposed maximum  Proposed maximum     Amount of
Of securities to     to be     offering price  aggregate offering registra-tion
be registered      registered    per share           price 1              fee
------------------------------ --------------- ------------------------- ------
------------------------------ --------------- ------------------------- ------
Common Stock
..001 par          3,000,000        $4.00          12,000,000          $ 1104.00

------------------------------ --------------- ------------------------- ------

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                       No Mimimum/3,000,000 Maximum Shares
                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                                  Common Stock

This is our initial public offering. We are offering to sell common stock at a price of $4.00 a share. There is no escrow provision. There is no established public market for CHOICE WASTE SYSTEM HOLDING, INC.'s ("CWSH")common stock, and the offering price has been arbitrarily determined. CWSH's common stock is not currently listed or quoted on any quotation service. At this time we intend to offer the shares ourselves through our officer/director. Up to three million shares will be sold without the use of an underwriter. The securities are offered on a "best efforts" basis. The offering will terminate two years from the initial effective date of this offering. Management in its discretion may end the offering any time before the specified date.
                                  -------------
The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 4 of this prospectus.
                                 --------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                   PRICE            UNDERWRITING DISCOUNTS AND      PROCEEDS TO
                 TO PUBLIC                COMMISSIONS (1)              COMPANY
                 ---------                -----------                 -------

Per Share       $  4.00                        $0                   $ 4.00

Total           $12,000,000                    $0                   $12,000,000

(1)Before deducting expenses payable by CWSH, estimated at approximately $80,000. CWSH may elect at some time to use an underwriter(s) in which case commission expense of up to 10% may be incurred.

CHOICE WASTE SYSTEM HOLDINGS, INC. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


              The date of this Prospectus is _______________, 2003.

TABLE OF CONTENTS


     PROSPECTUS SUMMARY ..................................................    3

     OFFERING ............................................................    3

     RISK FACTORS ........................................................    4

     USE OF PROCEEDS .....................................................    8

     CAPITALIZATION ......................................................    9

     DILUTION ............................................................   11

     PRICE RANGE OF SECURITIES ...........................................   11

     DIVIDEND POLICY .....................................................   12

     PLAN OF DISTRIBUTION ................................................   12

     LEGAL PROCEEDINGS ...................................................   13

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
      CONTROL PERSONS ....................................................   13

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       AND MANAGEMENT ....................................................   15

     DESCRIPTION OF SECURITIES ...........................................   17

     EXPERTS AND COUNSEL .................................................   17

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
       FOR SECURITIES ACT LIABILITIES ....................................   18

     ORGANIZATION ........................................................   18

     DESCRIPTION OF BUSINESS .............................................   19

     OPERATIONS ..........................................................   22

     MANAGEMENT'S PLAN OF OPERATION ......................................   22

     SALES & MARKETING ...................................................   25

     SERVICE QUALITY CONTROL .............................................   26

     COMPETITION .........................................................   27

     FACILITIES ..........................................................   28

     NUMBER OF EMPLOYEES .................................................   31

     WHERE YOU CAN FIND ADDITIONAL INFORMATION ...........................   31

     DESCRIPTION OF PROPERTY .............................................   32

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ......................   32

     MARKET PRICE AND DIVIDENDS ..........................................   33

     EXECUTIVE COMPENSATION ..............................................   33

     LEGAL MATTERS .......................................................   34

     PART I
        FINANCIAL INFORMATION ............................................   34

      FINANCIAL STATEMENTS ............................................  F1-F79
      PRO FORMA FINANCIAL INFORMATION ..............................   PF1-PF11

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                   THE COMPANY

     Choice Waste System Holdings, Inc. ("CWSH") is a construction and demolition hauling company as well as a garbage collection/recycling service provider holding company for subsidiary companies, currently consisting of four companies: Choice Sanitary Services of Florida, Inc., American Waste, LLC, T & W Lakeside, Inc., and Choice Sanitation, LLC. Choice Waste System Holdings, Inc. is a start-up company that acquired all of its subsidiaries in November 2002. CWSH currently operates in South Florida's Martin, St. Lucie and Indian River Counties. CWSH services all the major construction companies and home builders and also serves residential and commercial customers and holds exclusive contracts with St. Lucie County and the county's school district. CWSH is ready to expand its service area into Palm Beach, Broward, and Brevard Counties. Choice Waste System Holdings, Inc.'s common stock is not currently listed or quoted on any quotation service. There can be no assurance that CWSH's common stock will ever be quoted on any quotation service or that any market for CWSH's stock will ever develop. Choice Waste System Holdings, INC. is a start-up company with limited revenues to date. CWSH intends to become the dominant garbage collection/recycling service provider in South Florida, expanding operations into Palm Beach, Broward, and Brevard Counties while relying on our established operations and associates in Martin, St. Lucie and Indian River Counties.

                                  THE OFFERING

    Common Stock Offered                        Up to 3,000,000 shares

    Common Stock Outstanding
     After the Offering                         7,585,753

    Use of Proceeds                             Offering Costs, Acquisition
                                                Costs, Development Costs, Debt
                                                Reduction

    Symbol                                      None

    Risk Factors                                The shares of common stock
                                                involve a high degree of risk
                                                and immediate substantial
                                                dilution.  See "Risk Factors:
                                                and "Dilution"

    Term                                        of Offering Two years;
                                                management may end the offering
                                                at any time prior to two years
                                                at its discretion.


                            -------------------------

                                   THE COMPANY

Choice Waste System Holdings, Inc. ("CWSH"), was incorporated in Florida on September 18, 2002. Its offices are located at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984 (772) 461-8009. The principal officer of the Company, Will Cowdell, has been engaged in the business of construction and demolition hauling and commercial and residential trash collection and recycling in Florida for the past 15 years. See "Management". As used in this Prospectus, the terms "Company" and "CWSH" include Choice Waste System Holdings, Inc. and its subsidiaries, unless context clearly indicates otherwise.

                             FINANCIAL INFORMATION

Choice Waste System Holdings, Inc. has completed a merger of four successful companies. Each of the companies is related to the solid waste industry and all are compatible with each other. By merging these four companies together, the possibility of being more profitable is greatly increased due to combined revenues and consolidated operations resulting in decrease in overhead and payroll. Financing, new asset acquisitions and customer relations are now centralized. Management believes the consolidation will lead to significantly increased profitability in a short period of time.

                                  RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.

The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: the Company's stage of development, lack of immediate revenue, and problems inherent to rapid growth and expansion.

1. Choice Waste System Holdings, Inc. is a development stage company with a limited operating history. CWSH has a relatively limited operating history upon which an evaluation of CWSH's prospects can be made. Consequently, the likelihood of success of CWSH must be considered in view of all the risks, expenses and delays inherent in the establishment and growth of a new business including, but not limited to, expenses, complications and delays which cannot be foreseen when a business is commenced, initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors. Our ability to achieve continued profitability and growth will depend on successful expansion into target service areas. No assurance can be given that we will be able to capture the target service market as projected.

2. Choice Waste System Holdings, Inc. needs to successfully complete this offering to implement expansion. In order for CWSH to have any opportunity for significant growth, we must successfully complete this Offering. Our ability to achieve growth will depend upon successfully upgrading and expanding our stable of equipment and facilities to serve targeted market areas, which in turn requires subscription of all or most of this Offering. There can be no assurance that following this Offering, we will be able to capture and maintain our targeted service market on a successful basis or that continued profitability and growth will be achieved. CWSH presently has no other source of capital to fund expansions.

3. Choice Waste System Holdings, Inc. is self-underwriting this offering without the benefit of experience. Because we are attempting to sell the shares without the aid of an underwriter, our chances of success are diminished and you do not have the advantage of an underwriter's expertise to evaluate CWSH. We are not experienced in the business of selling securities and may not be able to complete the full offering.

4. Choice Waste System Holdings, Inc. may face competition from sources that have substantially greater resources than we do. Although the markets that CWSH has targeted for entry can be intensely competitive, management feels there is little or no competition for its exceptional pricing and customer support and services. However, we may face competition from numerous sources, certain of which have substantially greater financial, technical, marketing, distribution, personnel and other resources than we do, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets. Accordingly, our ability to compete will be dependent upon our ability to expand our reach into the marketplace in a timely manner and to successfully capture new outlets. There can be no assurance that we will be able to compete successfully or that we will be able to successfully capture and maintain the targeted markets.

5. Choice Waste System Holdings, Inc. relies on key personnel to guide it toward success and failure of key personnel to perform may affect management's goals for growth and expansion. The success of CWSH depends in large part upon the continued successful performance of our current executive(s) in the continued development, marketing and operation of CWSH. Although we will employ additional qualified employees and possibly retain consultants who have significant experience, if management should fail to perform for any reason whatsoever, the ability of CWSH to expand into targeted market areas will be adversely affected.

6. Management owns a majority of the stock in Choice Waste System Holdings, Inc. and may retain control of management policies and the Board of Directors.
Management currently holds approximately 65% of all outstanding and issued shares of Common Stock, and accordingly, management will be able to control the policies of the Company and the Board of Directors. Following completion of the offering (maximum), Management will own approximately 40% to 53% of the outstanding shares of our common stock. Accordingly, they may retain control of management policies and the Board of Directors.

7. The shares eligible for sale after the offering could negatively affect our stock prices. The prevailing market price of Choice Waste System Holdings, Inc.'s shares after we complete the Offering could be adversely affected by sales of common stock by the holders of CWSH's common stock already outstanding, or the perception that these sales may occur. All of the 4,585,753 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

- more than one percent of CWSH's shares then outstanding within any three-month period, (i.e. one percent would equal 45,858 shares as of the date of this Prospectus, 75,858 shares immediately after the successful completion of the maximum offering; or
- the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

           Further, under Rule 144, the amount of "restricted securities" which a person who is not an affiliate of CWSH may sell is not limited when his or her shares have been held for over two (2) years.

8. The offering price of the shares has been arbitrarily determined by Choice Waste System Holdings, Inc. Because the offering price has been arbitrarily determined by us, it does not necessarily bear any relationship to the assets, book value, operating or financial results or net worth of CWSH or other generally accepted criteria of value and should not be considered as indicating any intrinsic value for the Shares. No independent appraisal of the value of the Shares has been obtained in connection with this offering.

9. Choice Waste System Holdings, Inc. has not paid any dividends on its Common Stock. CWSH has not paid and does not plan to pay dividends on its common stock in the foreseeable future. CWSH anticipates that all earnings, if any, that may be generated from CWSH's operations will be used to finance the growth of CWSH and that cash dividends will not be paid to holders of the Common Stock.

10. Investors participating in the Offering will incur immediate and substantial dilution from the initial public offering price. All of the currently outstanding shares of Common Stock were issued at prices substantially lower than the price of the shares of Common Stock offered hereby. Investors participating in the Offering will incur immediate and substantial dilution of $2.11 in the net tangible book value per share of the Common Stock from the initial public offering price. See "Dilution."



                           FORWARD-LOOKING STATEMENTS

     The information herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of Choice Waste System Holdings, Inc., or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment, inflation, changes in costs of goods and services, economic conditions in general and in the CWSH's business, demographic changes, changes in the availability of and terms of financing to fund the anticipated growth of the company's business, the ability to attract and retain qualified personnel, changes in CSWH's capital expenditure plans, and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "should," "seeks," "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Choice Waste System Holdings, Inc. disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.




                                 USE OF PROCEEDS

     If all the shares offered (3,000,000) are sold, net proceeds to Choice Waste System Holdings, Inc. are estimated to be approximately $12,000,000. CWSH intends to use these proceeds for expansion and general corporate purposes as follows:

     If 100% of Offering is Completed:

                            For                     $              % of Total
                   ---------------------            ---------      ----------
            Offering Costs                           80,000          <1%
            Acquisition Costs                     2,980,000          25%
            Development Costs                     5,960,000          50%
            Debt Reduction                        2,980,000          25%

     The allocation of the net proceeds of the Offering set forth above represents CWHS's best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and CWHS's future revenue and expenditures. If any of these factors change, CWSH may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

     There is no minimum number of shares that must be sold in this offering, and therefore, there is no assurance that CWSH will receive proceeds in an amount to fully fund its goals.

     The following table reflects allocation designation should CWSH sell only a portion of the 3,000,000 offered shares:



                             25% / or                     50% / or                      75% / or
                              750,000      % of           1,500,000       % of         2,250,000        % of
          For                 Shares        Total          Shares         Total          Shares        Total
       ----------           ----------      -----        ----------       -----         --------       -----
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
Offering Costs            $   80,000            <3%  $    80,000               <2%  $     80,000           <1%
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
Acquisition Costs
                          $  720,000            24%  $ 1,845,000               31%  $  3,195,000           36%
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
Development Costs
                          $1,000,000            33%  $ 2,225,000               37%  $  3,500,000           39%
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------
Debt Reduction            $1,200,000            40%  $ 1,850,000               31%  $  2,225,000           25%
------------------------- ---------------- --------- -------------------- --------- ----------------- ---------



1. Offering costs: Choice Waste System Holdings, Inc. shall incur certain expenses associated with the preparation and completion of this offering. Such costs will include accounting and legal costs of approximately $70,500; printing costs of approximately $500; transfer agent fees of $7,000; and $2,000 in estimated miscellaneous costs and fees.

2. Acquisition Costs: The Company intends to retain a portion of the net proceeds of this offering for costs related to acquiring companies (as yet unidentified). Management will seek to acquire companies that will add related and/or ancillary services to CWSH's current subsidiary base.

3. Development Costs: Choice Waste System Holdings, Inc. intends to proceed with its plans for expansion and is allocating a portion of the net proceeds of this offering for expenses related to expansion such as purchasing new equipment and adding personnel.

4. Debt Reduction: Choice Waste System Holdings, Inc. estimates it will use a portion of the proceeds to pay off existing loans in the following order of priority: (1) vehicle debt, (2) container debt, (3)accounts payable debt.

Choice Waste System Holdings, Inc. currently has no alternate source of capital to fund its expansion goals.

Proceeds not immediately required for the purposes described above may be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                 CAPITALIZATION

     The table captioned "Capitalization" on the next page sets forth the capitalization of Choice Waste System Holdings, Inc. at September 30, 2002 and as adjusted to give effect to the sale of the shares offered hereby.

     The table captioned "Stock Ownership" on the next page shows details of ownership at 9/30/02.

                       Choice Waste System Holdings, Inc.
                                 Capitalization
                               September 30, 2002



                                                                  Choice
                                                               Sanitary
                                                              Services of
                                                 Choice         Florida,      American        T & W
                                  CWSH,        Sanitation         Inc.       Waste, LLC   Lakeside Inc.
                                    Inc.          LLC           --------      --------      --------          Total
                                   -----       ----------                                                   --------
Members' & Stockholders' Loans:
--------------
 Will Cowdell                        0                24,265        85,903        32,000          1,595          143,763
 Tim Schweizer                       0             1,819,450             0             0              0        1,819,450
 Todd McDorman                       0                     0             0        32,000              0           32,000
                                   -----           ---------      --------       -------        -------        ---------
                                     0             1,843,715        85,903        64,000          1,595        1,995,213
Long-term Debt:
--------------
 Notes Payable                       0             1,094,924       202,886       312,155              0        1,609,965
 Capital lease
 obligations                         0             1,141,380       256,443       312,155              0        1,709,978
                                   -----           ---------      --------      --------        -------        ---------
Members'/Stockholders' Equity
(Deficit)                         (500)          (1,234,885)      (23,305)       (6,696)          8,799      (1,256,687)
                                  -----          -----------      --------      --------        -------      -----------
                                  (500)            1,750,210       319,041       369,359         10,394        2,448,504


                       Choice Waste System Holdings, Inc.
                                 Stock Ownership
                              Pre- and Post-Merger*

                                           ---------------------Pre-Merger -------------------              Post Merger


                                                                  Choice
                                                                 Sanitary
                                                               Services of
                                                  Choice         Florida,      American        T & W
                                  CWSH,         Sanitation         Inc.       Waste, LLC      Lakeside      Post Merger
            Insiders              Inc.             LLC         --------      --------           Inc.           Total
      -------------------         -----        ----------                                     --------       --------------

Will Cowdell                      100.0%          50.0%           75.0%          50.0%         25.0%           65.4%
Tim Schweizer                       0.0%          50.0%            0.0%          0.0%           0.0%           21.7%
Todd McDorman                       0.0%           0.0%            0.0%          50.0%          0.0%            3.3%
Taylor Group                        0.0%           0.0%           25.0%          0.0%          75.0%            1.0%
Employees                           0.0%           0.0%            0.0%          0.0%           0.0%            2.4%
                                   ------        -------          ------         -----         -----           ------
Outside investor group
                                    0.0%           0.0%            0.0%          0.0%           0.0%            6.2%
                                   ------        -------          ------         -----         -----           ------
Total                              100.0%        100.00%         100.00%        100.00%        100.0%          100.0%
                                   ======        =======         =======        =======        ======          ======



*Merger (acquisition) date November 25, 2002.





                                    DILUTION

     The following table presents certain information concerning the net tangible book value of Choice Waste System Holdings, Inc.'s Common Stock as of September 30, 2002, as adjusted to reflect the sale of the 3,000,000 shares offered hereby:

         Public offering price per share                                  $4.00
         Net tangible book value per share
         before offering                             $ .53
         Increase in net tangible book value
          attributable to cash payments made
          by purchasers of the shares offered
          hereby                                     $1.36
         Net tangible book value per share
           after offering                                                 $1.89
         Dilution to new shareholders                                     $2.11

     The following table presents the relative share purchases, percentage of equity ownership in Choice Waste System Holdings, Inc., percent of total capital invested, and the average cost per share to the owners after giving effect to the sale of the Common Stock offered hereby:

                                                                  Percentage of
                               Percentage of   Total Capital  Average Price Per
                   Shares    Equity Ownership    Invested          Share
    Shareholders  Purchased

    New              3,000,000         39.5%      83.7%               $4.00

    Current          4,585,753         66.5%      16.3%               $ .51



                            PRICE RANGE OF SECURITIES

Choice Waste System Holdings, Inc.'s common stock is not listed or quoted at the present time, and there is no present public market for CWSH's common stock. The offering price of $4.00 per share was arbitrarily set by management. We are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the common stock will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotation as to the price of our securities.

                                 DIVIDEND POLICY

Choice Waste System Holdings, Inc. has not paid any dividends on its Common Stock. For the foreseeable future following the Offering, CWSH anticipates that all earnings, if any, which may be generated from operations will be used to finance the growth of CWSH and that cash dividends will not be paid to holders of the Common Stock.

                              PLAN OF DISTRIBUTION

We are offering to sell up to 3,000,000 shares of our common stock at a price of $4.00 per share. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officer/director Willis Cowdell. We have not retained any underwriters, brokers or dealers to sell the shares for us.

The Offering

We offer the right to subscribe for up to 3,000,000 shares at $4.00 per share. We are offering the shares directly on a no minimum, best efforts basis. Therefore, there is no minimum number of shares which we need to sell in order to complete the offering. Proceeds from the offering will not be kept in an escrow account during the offering period. Rather, such proceeds will be used by us as we receive them.

No compensation is to be paid to any person for the offer and sale of the shares. Our president may distribute prospectuses related to this offering. We estimate that approximately 100 copies of this prospectus will be distributed by him. He intends to distribute prospectuses to acquaintances, friends and business associates.

As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker is retained by us, an amendment to our registration statement will be filed.

We may reimburse our officers and directors for expenses incurred in connection with the offer and sale of these Shares. Our officer/ director is relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

-        He must not be subject to a statutory disqualification;
- He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transaction;
-        He must not be an associated person of a broker-dealer;
- He must restrict participation to transactions involving offers and sale of the Shares;
- He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
- He must restrict participation to written communications or responses to inquiries of potential purchasers.

Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase shares in the offering.

Method of Subscribing

You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $4.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Choice Waste System Holdings, Inc." and delivered to us at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration of the Offering

This offering will expire two years from the initial effective date of the offering. Management its discretion may end the offering any time before the specified date.

                                Legal Proceedings

Choice Waste System Holdings, Inc. is not currently involved in any legal proceedings and is not aware of any pending or potential legal action.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of Choice Waste System Holdings, Inc.
(CWSH) serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officer(s), key employee(s), and director(s) of Choice Waste System Holdings, Inc. are:

Name                                 Age               Position

Willis Cowdell                      42               President, CEO, Director
163 Osprey Ridge
Port St. Lucie, FL 34984

Gary Griffith                       35               Treasurer, Director
609 SW St. Thomas Cove
Port St. Lucie, FL  34986


Management

Willis Cowdell, President and CEO of Choice Waste System Holdings, Inc., is directly responsible for the development of the Company - from concept to current operation. He manages everything from sales/marketing, public relations, and contract negotiations to general operations and planning, including job costing, accounting and projections. In addition he approves all financial obligations, directs and coordinates financial programs to provide funding, sets standards and monitors overall performance of the Company in terms of sales goals, market share and profitability. Mr. Cowdell was instrumental in completing the acquisition of four companies that now comprise the subsidiaries of CWSH: Choice Sanitary Services of Florida, Inc., American Waste, LLC., T & W Lakeside, Inc., and Choice Sanitation, LLC. His focus remains to work to maintain the "link" of all business activities and employees to the corporate mission.

Prior to acquisition, Mr. Cowdell was a participating owner in four of the subsidiaries (see also Stock Ownership Table in the Capitalization Section of this Prospectus):

Choice Sanitation, LLC - President and Founder - 50% owner Choice Sanitary Services of Florida, Inc.
 President and Founder - 75% owner
American Waste, LLC - President and Founder - 50% owner T & W Lakeside, Inc. - President and Founder - 25% owner

From 1997 to December 2002 Mr. Cowdell was President and Owner of Choice Sanitation LLC, of Port St. Lucie, Florida, responsible for all activities involved in the operation of the sanitation and recycling company and for expanding the company to completely dominate the St. Lucie County market, establishing it as a profitable $4 million corporation.

From 1995 to 1997 Mr. Cowdell was General Manager of Kimmins Recycling Corp. in Ft. Pierce, Florida and prior to that he was with Industrial Waste Services in Orlando, Florida.

Gary Griffith. Comptroller/Treasurer. Responsible for all fiscal operations, manages working capital including receivables, inventory and cash. Mr. Griffith performs financial forecasting including capital budget and cash budget, prepares financial analyses of operations and income, expense and earnings reports. In addition he arranges for and coordinates required audits. Mr. Griffith was employed by Choice Sanitation, LLC as Comptroller from August 2002 until its acquisition by the Company in November of 2002. Prior to that he served as Comptroller for Indian Hills Golf and Country Club in Ft. Pierce Florida from May 1994 until August 2002.



          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

a. The following table sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of Common Stock by each person known by Choice Waste System Holdings, Inc. to be the owner of more than 5% of the outstanding shares of Common Stock.


                                                 Shares
                                               Beneficially         Percent
     Name and Address of Beneficial Owner         Owned             Of Class
     ------------------------------------      ------------         ---------

     Willis Cowdell
     163 Osprey Ridge
     Port St. Lucie, FL  34984                  3,000,000              65%

     Tim Schweizer
     1600 New Hampshire Street
     Orlando, FL  32803                           997,253              22%




b. The following table sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of common stock by all directors and executive officers, individually and as a group.











                                                         Shares
Name and Address                                       Beneficially     Percent
 of Beneficial Owner                     Title           Owned         Of Class
---------------------                    ------       ------------     --------

Willis Cowdell
163 Osprey Ridge                       President       3,000,000         65%
Port St. Lucie, FL  34984

Gary Griffith                          Treasurer         20,000        < 1%
609 SW St. Thomas Cove
Port St. Lucie, FL  34986

All Officers & Directors as a Group (2)
                                                      3,020,000         65%



Unless otherwise noted, the persons named in the tables have sole voting and investment power with respect to all Shares beneficially owned by them. No person named in the tables is acting as nominee for any persons or is otherwise under the control of any person or group of persons. Tables are based on current outstanding shares of two million. Percentages have been rounded.

Promoters

Listed below is information relating to promoters of Choice Waste System Holdings, Inc. and their subsidiaries as defined in Rule 405 of Regulation C. This information may also be found in the "Stock Ownership" Table in the Capitalization section of this prospectus.

Company                       Promoter(s)                % of Stock Owned
-------                       -----------                ----------------
                                                               (1)        (2)
Choice Waste
System Holdings, Inc.         Will Cowdell                     100%       65.4%

Choice Sanitation,LLC         Will Cowdell                     50%
                              Tim Schweizer                    50%       21.7%

American Waste, LLC           Will Cowdell                     50%
                              Todd McDorman                    50%        3.3%

Choice Sanitary Services
Of Florida, Inc.              Will Cowdell                     75%

T & W Lakeside, Inc.          Will Cowdell                     25%
                              Taylor Group                     75%       1.0%
-------------------

(1) This column represents ownership in the company or subsidiary prior to the acquisition of 11/25/02

(2) This column represents ownership in Choice Waste System Holdings, Inc. following the acquisitions of 11/25/02; in Mr. Cowdell's case, 65.4% equals the total ownership of shares he holds following all listed mergers.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of Choice Waste System Holdings, Inc. consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 4,585,753 shares of Common Stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Choice Waste System Holdings, Inc.'s directors. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of CWSH available for distribution to such holders upon liquidation.

The common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

                               EXPERTS AND COUNSEL

Our financial statements at September 30, 2002 appearing in this Prospectus and in the registration statement have been prepared by Earl M. Cohen, CPA, of Earl
M. Cohen, CPA, PA, Boca Raton, Florida, independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

We have retained attorney Ledyard DeWees to issue an opinion as to the validity of Choice Waste System Holdings, Inc.'s securities. His opinion and consent have been incorporated as an exhibit to this prospectus. Mr. DeWees has been retained for a flat fee to issue his opinion and will not receive any other compensation in connection with this offering. Mr. DeWees is not connected with CSWH as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. Other than Mr. DeWees' services in issuing his opinion on the validity of the issuance of our securities, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Choice Waste System Holdings, Inc. pursuant to the foregoing provisions, or otherwise, CWSH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CWSH of expenses incurred or paid by a director, officer or controlling person of CWSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CWSH will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE PAST FIVE YEARS

Choice Waste System Holdings, Inc. (CWSH) was incorporated in Florida on September 18, 2002 for the purpose of acquiring subsidiaries related to the sanitation, trash and recycling industry. In November 2002 the following acquisitions were made. Mr. Cowdell was the president and founder of all the companies involved in the acquisitions. Each partner received restricted stock in Choice Waste System Holdings, Inc. in exchange for their share of the business. Below is a breakdown of the terms of each acquisition. Copies of the Acquisition Agreements are included as Exhibits 21.1 -21.5.


Acquisition                                              CWSH (1)         Value
        Date        Company Acquired                      Shares   @ $2.25/share
-----------            ----------------                 ---------   ------------

11/25/02           Choice Sanitary Services of Florida,   31,111        $70,000
                   Inc.
                   ---------------------
                          Will Cowdell      75%          -----------
                          Taylor Group      25%           23,333
                                                           7,778

11/25/02          T & W Lakeside, Inc.                    35,556        $80,000
                 ---------------------                   -----------
                          Will Cowdell      25%            8,889
                          Taylor Group      75%           26,667

11/27/02         Choice Sanitation LLC                 2,997,253     $6,743,820
                 ---------------------               -----------
                          Will Cowdell      50%        1,498,626
                          Tim Schweizer     50%        1,498,627

11/29/02         American Waste LLC                       35,556        $80,000
                ---------------------                  -----------
                          Will Cowdell      50%           17,778
                          Todd McDorman     50%           17,778


(1)      Choice Waste System Holdings, Inc.

Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.


                                    BUSINESS

Choice Waste System Holdings, Inc.'s subsidiaries are in the business of hauling garbage, recycling and reclaimed materials. Our operations unit is located at 1150 Bell Avenue in Ft. Pierce, Florida. This consists of a 20,000 square foot operations building on a 2.7 acre equipment yard. Also housed on the property is our mechanic's shop and garage. This facility is where all of our operations equipment and trucks are housed, as well as our dispatch and operations center. Our operations are computer-integrated from department to department throughout. Our corporate offices are located at 760 S.E. Port St. Lucie Boulevard in Port St. Lucie, Florida. Leases for both facilities are included as Exhibits 10.3 and 10.4.

The majority of CWSH's business (through subsidiaries, Choice Sanitation LLC and American Waste LLC) is related to roll-off container business. CWSH's current inventory of roll-off containers is 1400 rented out at an average fee of $200.00 per month; and we have 12 roll-off trucks.

Roll-off Containers.
--------------------
A roll-off container or "dumpster" is a 10 to 20-foot long open-top container used for disposal of large construction waste. A roll-off container may also be used for municipal solid waste from commercial and residential customers. The containers are delivered, picked up and dumped out by a specialized roll-off truck. Placement of roll-off containers is by contract at preset standard rates charged for delivery, rental, hauling, landfill disposal, etc. A copy of the blank service contract is attached as Exhibit 99.1.

Waste Depositories.
-------------------
Choice Waste System Holdings, Inc. has franchise agreements with both St. Lucie County, Florida and Martin County, Florida for landfill use. The agreements cover disposal of construction debris as well as solid waste/recycling. The agreements are backed by performance bonds from CWSH. The rates charged by the landfills are "pass along" fees included in our customer billing and then paid out to the landfills by us. (Franchise Agreements are attached as Exhibits 10.1 and 10.2)

Lake Fill Property
------------------
Subsidiary T & W Lakeside provides a property for lake-fill reclamation where reclaimed materials can be dumped. A copy of the lease agreement for the lake property is attached as Exhibit 10.7. At present the lakes have been filled to 10% of capacity and based on the current and anticipated fill rate, management estimates that it will take approximately twenty years to fill the lakes to capacity.

Portable Toilets
----------------
Our subsidiary, Choice Sanitary Services of Florida, Inc., is a portable toilet business, and rents primarily to construction sites in our service area in Martin, St. Lucie and Indian River Counties.

Customers

Choice Waste System Holdings, Inc., through its subsidiaries, serves residential, commercial and construction customers. Services to residential customers are provided on a month to month contract basis; large residential homeowner contracts (one billing for a whole neighborhood) are 3 to 5 year contracts. The majority of our commercial customers are under five-year contracts, though some may have a shorter-term contract. Construction contracts are written for specific construction projects and are enforceable through the end of the project.

Growth and Expansion Plan

Management believes the time is right to expand operations into Palm Beach, Broward, and Brevard Counties while continuing to rely on our established operations and associations in Martin, St. Lucie and Indian River Counties.

The following table shows growth trends in Palm Beach, Broward and Brevard Counties from 1990 to 2000 (Source: www.censuscope.org).

                                Population Growth
                                    1990-2000

        Florida County               1990                 2000        % Change
        ---------------            --------               -----       --------

        Palm Beach                 863,518            1,131,184          +31.0%
        Broward                  1,255,488            1,623,018          +29.3%
        Brevard                    398,978              476,230          +19.4%

The numbers clearly reveal a population increase in these counties well above the norm (13% for 1990-2000 according to Censuscope). Because of the growth rate of the areas, the current sanitation service providers are struggling to keep up with demand.

                       THE INDUSTRY AND MARKET IN GENERAL

Choice Waste System Holdings, Inc.'s president, Will Cowdell, has 15 years of experience in the waste industry. His experience and knowledge of the market has enabled management to identify three mega trends that affect the garbage/recycling industry:
(Source: Wastenews.com)

- The production of per capita Municipal Solid Waste (MSW) per capital continues to rise at an astounding rate - from 2.7 pounds per person per day in 1960 to 4.6 pounds in 1999.

- Population has been increasing rapidly to more than 6 billion worldwide, more than a quarter-billion in the U.S. and in excess of 16 million in Florida. People produce garbage, directly and indirectly, in the process of working, living and being entertained. That means, that when people are on vacation, the result is approximately the same MSW being produced in South Florida as would have been produced at home.

- Construction is growing even faster than the increased population would indicate. In the Treasure Coast people are building bigger single-family houses. They are building Florida retirement homes, and in turn, more hotels, restaurants, shops and malls are being built. This construction boom, driven by retiring baby boomers and low interest rates, shows no sign of slowing.

Current Market - St. Lucie County, Martin County, Indian River County

The waste industry in our current market is considered a full-service market. This means not only Choice Waste System Holdings, Inc., but some of its competitors are full service providers. (See "Competition" Section).

A full service provider is defined as a company who provides:

- Residential garbage and yard waste removal - door to door

- Commercial waste pickup at commercial businesses such as restaurants, malls, office buildings, etc. - either by mechanical means or hand pickup

- Roll-off service. The rental, hauling and removal of large debris removal containers as small as 10 feet long and 4 feet tall (a 10 yard can) to as large as 20 feet long and 7 feet tall (a 50 yard can). Commercial job site contractors and residential building site contractors use the container for disposal/removal of debris on the site. The container is picked up and replace with an empty container by mechanical means.

- Residential and commercial recycling of cardboard, newspaper, office paper, plastic, glass, aluminum, metal, etc. These products are picked up either by mechanical means or hand pickup and transported to a facility that processes them for re-use.
Target Markets for Expansion - Palm Beach, Broward and Brevard Counties

Management has identified Palm Beach, Broward and Brevard Counties for expansion. These areas are also full service markets and are outgrowing the services of current sanitation companies.

                                   OPERATIONS

MANAGEMENT'S PLAN OF OPERATIONS AND DISCUSSTION AND ANALYSIS

Management feels that the calculated assemblage of the four subsidiaries operating separately under the Choice Waste System Holdings, Inc. corporate umbrella will provide the impetus to assure we attain our goals of increasing our service areas and customer base resulting in substantially greater profit margins.

CWSH President and CEO, Will Cowdell, will coordinate the operations of the subsidiaries to assure they all share the same goals and corporate vision. Management intends that customers that have brought success for each company in the past will be maintained as the company grows. It is management's goal that all customers, new and old, are assured superior service, excellent pricing, and are provided the added societal benefit of choosing recycling and reclamation.

Management believes that corporate growth can be achieved by:

Customer/Employee Relations
---------------------------

- maintaining a customer-oriented business
- utilizing quality control measures to assure quality and safety
- preserving employee satisfaction
- valuing our best quality drivers
- they are the face of the business to the customers
- promoting customer relations on all levels
- maintaining information system to securely coordinate and integrate expanded information needs

Product Availability / Marketing
--------------------------------

- obtaining funding for increased and sufficient product inventory
- integrating relating products, such as containers and portable toilets on jobsites
- targeting and entering new markets

Acquisition of Companies
------------------------

- seeking and acquiring qualified operating companies to complement our current stable of service subsidiaries

Management believes subsidiary income will sustain cash requirements for the next twelve months without having to raise additional funds. Listed below is a brief description of each subsidiary and management's plan for its expansion, including equipment purchases, if any. Management anticipates adding approximately 25 employees overall to facilitate growth.

Subsidiaries:
------------
Choice Sanitary Services of Florida, Inc. (a Florida Corporation)
-----------------------------------------
In business in South Florida since December 12, 2000, Choice Sanitary provides portable toilets to customers in Indian River, St. Lucie, Okeechobee and Martin Counties. Currently 95% of the company's toilet inventory is rented out. CHOICE plans to expand into South Florida counties of Palm Beach, Broward, Dade, Brevard and possibly others. We plan to add 2000 toilets and six to eight new trucks. Maria Cordeiro is the General Manager and is responsible for supervising and administration.

American Waste LLC (a Florida Limited Liability Company)
------------------
American Waste provides roll-off hauling for construction and demolition, industrial and commercial jobs and cardboard and steel hauling. Headquartered in St. Lucie County, it has served South Florida since March 4, 2002. Service areas include Indian River, St. Lucie and Martin Counties. The Company plans to expand its services to serve additional target areas in Indian River, Brevard, Okeechobee and Volusia counties. Cynthia LaFleur is General Manager in charge of daily operations.

T & W Lakeside, Inc.  (a Florida Corporation)
--------------------
T & W Lakeside holds a long-term lease agreement to fill two five-acre lakes. It is the only concrete fill site in St.Lucie County. It currently accepts concrete and clean fill and is filling a lake that was once an old sand pit. Scot Stevenson manages the operations on site.

Choice Sanitation LLC (a Florida Limited Liability Company)
---------------------
Choice LLC is a five-year old company operating from Port St. Lucie, Florida. It has dominated the container trash and recycling business in St. Lucie, Martin and Indian River Counties since entering the market five years ago. Because the Company offers superior customer service, including 24-hour turnaround to empty a full container, and excellent pricing, it has grown into a profitable $5 million company. Currently employing 20 people, the Company owns and operates 12 trucks and more than 1400 containers. The Company intends to expand the container business in the current markets and into Palm Beach and Brevard Counties with an aggressive sales campaign.

Management's Plan of Operations includes the expansion into several target markets, starting with Palm Beach, Broward and Indian River counties. This expansion will begin after the offering is completed and when the funds are available. If the full offering is not sold, expansion plans will be modified and adjustments made to allow effective application of the funds. Management plans to use the information reported in the tables in the "Use of Proceeds" Section as a guide for allocation of funds. Expansion costs will include but are not limited to, purchase of properties or long-term leases for office space and operating sites, new equipment, new trucks and containers, and the addition of new employees to run and maintain the facilities. Our estimate for such costs (depending upon size of the new operation) is approximately $500,000 per facility.

CWSH plans to actively pursue acquisition candidates to better facilitate service to existing and targeted service areas. Management believes that acquiring good operating companies with a proven track record and quality management would be a cost effective way to ensure growth. The Company has not yet identified any acquisition candidates.

Management has allocated a portion of the proceeds of this offering for costs relating to expansion, namely, Acquisition and Development Costs. We will proceed with our expansion plans prudently and persistently striving to achieve our goal of becoming the dominant waste service provider in our current and targeted markets. We intend to weigh the increase of costs against the prospects of profitability as we proceed to enter new markets and acquire existing businesses as our sites are set on our long-term goals for Choice Waste System Holdings, Inc.

StrategyStrategy
                               SALES AND MARKETING

Choice Waste System Holdings, Inc. provides valuable services to the community, commercial clients, residential clients and builders. CWSH's marketing strategy is to expand into adjacent counties and take a large share of that market by providing not only better, more affordable service than the current competitors offer, but also the added benefit of integrated services (such as containers from Choice LLC combined with portable toilets from Choice Sanitary Services).

Marketing Strategy
------------------

Choice Waste System Holdings, Inc. will focus on the following approaches in marketing:

- Expand and maintain current markets of the Treasure Coast
- Expand into new areas by promoting that business to existing clients who have a multi-county presence - Aggressively sell to expand the roll-off container services to new customers in target areas - Assure availability of product and maintain customer service excellence - Develop lifetime customers

CWSH's initial focus for new business will be new construction in the targeted counties. CWSH will utilize county records to monitor applications for permits and areas where land is being prepared for construction. Local builders and builders' trade associations are candidates for advertising and promotions. Management will join and be an active member of the major builders' association in each area.

However, the best possible sales approach is to simply go to the job sites. Offering a great competitive deal can even motivate a builder to pull the existing company's container and replace it with a CHOICE container. Our experience has proven that an on-site contractor/builder will always take a CWSH container when the price is less than they were intending to pay. Our drivers will continually be on the lookout for opportunities and will stop to initiate a sale or radio it in. CWSH's reputation for exemplary service and pricing should allow us to quickly attain new customers especially among those larger construction customers that we've served in the past. And now we have the ability to also provide onsite portable toilets.

Other types of customers to be targeted are commercial scheduled garbage collection and residential scheduled garbage collection.

Benefits to all Choice Waste System Holdings, Inc. customers:

-        exemplary service and competitive pricing
-        recycling is available
-        reclamation materials can become lake fill (at lower cost)
-        portable toilets for those who need them

Positioning and Pricing
-----------------------

Low prices will be the major incentive offered, probably at a discounted rate for some number of months. This will give the customer a chance to appreciate the better service they are getting before CWSH restores normal pricing.

Management believes low prices are a quick way to get customers and good pricing and good customer service is the way to keep them. Since the primary competition is from the national competitors who have high overhead, it is relatively easy for CWSH to charge a lower price and still make a profit. The combination of low introductory pricing, excellent service and convenience provides CWSH an ideal opportunity to capture market share and keep it.

                             SERVICE QUALITY CONTROL

Choice Waste System Holdings, Inc.'s business is a customer-oriented business. Prompt response to customer orders and comments is a priority. Management has initiated and maintains quality control measures to assure quality and safety in all its endeavors. The Company strives to promote prompt and accurate dissemination of information between all those who come under the corporate umbrella so that both clients and employees remain informed. Management considers good will earned through quality service our greatest asset.

                              GOVERNMENT REGULATION

Choice Waste System Holdings, Inc. handles only non-hazardous materials and is not subject to federal, state or local government approval of its services. Management knows of no existing or probably government regulation that will require such approval. CWSH is not subject to reporting or compliance of any environmental laws, federal, state or local.

                                   COMPETITION

One of CWSH's advantages is the four arms that fall under our corporate umbrella and enable us to provide integrated services at reduced rates.

Choice Sanitation operates more trucks, has more containers, and more customers in its present region than any of its competitors. The landfills have told us that we bring in more construction dumpsters (roll-offs) to be dumped than all other companies.

Principal Competitors in Current Market Area
St. Lucie County / Martin County

                                 Construction             Sanitation/Recycling
Company                            Hauling                    Hauling
-------------------          -------------------         -------------------
Waste Management                     Yes                        Yes
Freedom Waste                        Yes                         No
Florida Recycling                    Yes                        Yes
Treasure Coast Recycling             Yes                        Yes
East Coast Recycling                 Yes                         No


Principal Competitors in Market Areas Targeted for Expansion
PALM BEACH COUNTY / BROWARD COUNTY

                                  Construction             Sanitation/Recycling
Company                             Hauling                        Hauling
-------------------             -------------------         -------------------
Waste Management                      Yes                            Yes
Allied Waste                          Yes                            Yes
Uhel-polly                            Yes                             No
Magic Sanitation                      Yes                             No

BREVARD COUNTY / VOLUSIA COUNTY

                                  Construction             Sanitation/Recycling
Company                             Hauling                       Hauling
-------------------              ---------------          -------------------
Waste Management                      Yes                             Yes
 (Harris Sanitation)
Republic Industries                   Yes                             Yes
 (Treasure Coast Recycling)

Generally, the competition for roll-off containers (CWSH's primary and currently most profitable service) falls into two categories:

(1) Local sanitation and recycling companies. These small competitors are usually too small to be considered serious competition. In some cases they are one-man operations doing only specialized or targeted business. They have so few trucks and so few dumpsters that they cannot even go after the large jobs as they cannot meet the contractual needs. These companies provide limited - and often erratic - service. And, in some cases, they focus only on recycling and may even be a resource for processing CWSH's recycling.

(2)      Regional and national competitors.  These companies include
     Waste Management, Republic Industries and Allied Waste. They have high operating costs with high overhead and are usually not very responsive to clients' needs. We compete against them in our current service area and are consistently awarded work in bidded projects because (we are told) the national firms have not returned customers phone calls, not submitted bids in a timely manner, and have not shown up for meetings. It is apparent that the customer does not "come first" to them.

                                   FACILITIES

Choice Waste System leases office space (1800 square feet) at 760 S.E. Port St. Lucie Boulevard in Port St. Lucie, Florida for its corporate facilities. Our operations unit is located at 1150 Bell Avenue in Ft. Pierce, Florida. This consists of a 20,000 square foot operations building on a 2.7 acre equipment yard. Also housed on the property is our mechanic's shop and garage. This facility is where all of our operations equipment and trucks are housed, as well as our dispatch and operations center. Our operations are computer-integrated from department to department throughout. All facility leases are included as Exhibits 10.3-10.7. American Waste and Choice Sanitary Services each lease office space separately in Port St. Lucie; however, they share operations space with Choice Sanitation. T & W Lakeside consists of 10-acre leased property with two lakes for fill. To date, the lakes are filled to 10% of capacity. Management anticipates it will take 20 years to fill the remaining 90%. Choice Waste System Holdings, Inc. and its subsidiaries have no equipment lease agreements.

Details of each facility lease are charted below.




Lessee:                               Description & Location of Property:
                                      3237 & 3257 Oleander Avenue
Choice Sanitation                     Ft. Pierce, FL  34982


Lessor:                               Term:                 Monthly Rent + Tax:

Oleander Business Park                1/1/2000 - 12/31/2002           $1654.74
P. O. Box 3982
Ft. Pierce, FL  34982
                                      Option Period:          Option Exercised:

                                                     Yes  [   ]       No  [ x ]
Other Notes: This lease expired on 12/31/02. Yard and equipment are now operational at Bell Avenue location.

                            ---------------------------
Lessee:                               Description & Location of Property:
Choice Waste System Holdings, Inc.     Equipment Yard/Garage
                                      1150 Bell Avenue
                                      Ft. Pierce, FL  34982

Lessor:                               Term:                 Monthly Rent + Tax:
Will Cowdell                          1/1/03 - month to month until
                                      formal lease is executed        $1,050.00


                                      Option Period:          Option Exercised:

                                                    Yes  [    ]       No  [   ]

Other Notes:

This is Agreement to Lease - Lease has not yet been executed.


                               ------------------






Lessee:                                     Description & Location of Property:
Choice Sanitation                           @ MRI Executive Center
                                            758 & 760 SE Port St. Lucie Blvd.
                                            Port St. Lucie, FL  34984



Lessor:                                      Term:          Monthly Rent + Tax:
Meredith & Larry Breault                   2/1/02 - 1/31/05
C/o Management Recruiters                                        $1497.13 + CPI
756 SE Port St. Lucie Blvd.
Port St. Lucie, FL  34984
                                           Option Period:   Option Exercised:

                                               N/A         Yes  [  ]  No  [   ]


                                                        ----------------------

Lessee:                                     Description & Location of Property:
Choice Sanitation                            @ MRI Executive Center
                                            758 & 760 SE Port St. Lucie Blvd.
                                            Port St. Lucie, FL  34984


Lessor:                                     Term:           Monthly Rent + Tax:
Meredith & Larry Breault
C/o Management Recruiters                  2/1/02-1/31/03      Initial: $372.72
756 SE Port St. Lucie Blvd.                       Option Period:  $662.50 + CPI
Port St. Lucie, FL  34984

                                          Option Period:      Option Exercised:

                                        2/1/03 - 1/31/05    Yes  [ x ]  No [  ]

                             ----------------------








Lessee:                               Description & Location of Property:
                                      Storage & Dump Facility
                                      Lake Property  Legal Desc: Model Land
                                      Co's S/D of SEC 15 36 40 BLK 1
T & W Lakeside                        LOT 1 AND N1/2of LOTS 3, 4 AND 5 - LESS
                                      RD and Canal RS/W - (22.56
                                      AC) (OR 1316-1941:13 16-1945)


Lessor:                               Term:                 Monthly Rent + Tax:
James Taylor                          Effective 1/1/03
302 Melton Drive                      Month to month                $200.00
Ft. Pierce, FL  34982

                                      Option Period:          Option Exercised:

                                                  Yes  [    ]       No  [     ]



Management feels that the present facilities, including the equipment yard in Ft. Pierce, are adequate for our present operations. Expansion into Palm Beach and Broward Counties will require an operations office and yard in Palm Beach County and eventually an operations yard in Broward County to serve Broward and then Volusia Counties. Provisional allocation for funding of these additional operation sites are included in the Use of Proceeds Section, Development Costs.

                               NUMBER OF EMPLOYEES

The company currently has 34 full-time employees. During the next twelve months Choice Waste System Holdings, Inc. plans to add up to 25 employees to facilitate growth.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide an annual report that includes our financial information to our shareholders. In connection with this prospectus, we intend to simultaneously request that we become an SEC "reporting company." In doing so, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. As a result of its "reporting" status, Choice Waste System Holdings, Inc. will become subject to SEC disclosure filing requirements and will be required to file its quarterly financial information on Form 10-Q and an annual report on Form 10-K. In addition, we will file Form 8-Ks and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

All facilities are leased.  (See "Facilities" above).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain members/stockholders have provided loans to the companies as follows (see schedule included under "Capitalization"):

Will Cowdell, President and CEO of Choice Waste System Holdings,Inc.
--------------------------------------------------------------------
The loans to Choice Sanitary Services of Florida, Inc. bear interest at 10% payable monthly but have no fixed term of repayment. The loans to the other subsidiaries are non-interest bearing and have no fixed term of repayment.

Tim Schweizer, 50% owner of Choice Sanitation, LLC pre-merger.
--------------------------------------------------------------------
The notes issued by Choice Sanitation, LLC to Mr. Schweizer bear interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made. The notes were converted to common shares of Choice Waste Systems Holdings, Inc. on the date of the merger.

Todd McDorman, 50% owner of American Waste, LLC pre-merger.
--------------------------------------------------------------------
The loans to American Waste, LLC are non-interest bearing and have no fixed term of repayment.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering there are 4,585,743 shares outstanding held by 55 shareholders. Upon completion of this Offering, Choice Waste System Holdings, Inc. will have 7,585,743 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with CWSH), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of CWSH, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three-month period is not more than the greater of 1% of the volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of CWSH without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

                             EXECUTIVE COMPENSATION

As compensation for services to the Company as President, Will Cowdell receives an annualized salary of $215,000. The Company's Treasurer receives an annualized salary of $45,000. The table below reflects compensation for the period ending 12/31/02.

                           Summary Compensation Table


                                                                          Long-Term Compensation
                                     Annual Compensation                   Awards              Payouts
        (a)            (b)          (c)          (d)      (e)         (f)           (g)          (h)            (i)
                                                                                   Sec.
                                                                                Under-lying
                                                                  Restric-ted    Options/                    All Other
                                                                     Stock         SARs      LTD Payouts   Compensa-tion
                                               Bonus $  Other $     Award(s)         #            $              $
Name/Position          Year      Salary $                              $

Will Cowdell
Pres./CEO              2002     12,602 (1)        0        0           0             0            0              0

Gary Griffith
Treasurer              2002     12,050 (2)        0        0           0             0            0              0

(1)      short-term period ending 12/31/02
(2)      short-term period ending 12/31/02


                                  LEGAL MATTERS

Attorney Ledyard Dewees of Boca Raton, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable.


    PART II.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

The following financial statements are filed on pages F-1 - F-78:

Audited
-------
Choice Sanitation, LLC FYE 12/31/00 and FYE 12/31/01
American Waste, LLC Period Ended 9/30/02
T & W Lakeside, Inc. Nine Months Ended 9/30/02
 and Period Ended 12/31/01
Choice Waste System Holdings, Inc. Period Ended 9/30/02
Choice Sanitary Services of Florida, Inc. FYE 12/31/01

Interim Financial Statements
----------------------------
Choice Sanitation, LLC  Nine Months Ended 9/30/02 and 9/30/01
Choice Sanitary
Services of Florida, Inc.  Nine months ended 9/30/02 and 9/30/01

Pro Forma Financial Information is provided on pages PF-1 - PF-11
-------------------------------

                             CHOICE SANITATION, LLC

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                             CHOICE SANITATION, LLC

                                    CONTENTS





                                      PAGE

Independent Auditor's Report ................................         F-3

Financial Statements:

 Balance Sheets .............................................         F-4

 Statements of Operations ...................................         F-5

 Statements of Changes in Members' Equity
 (Deficit) ..................................................         F-6

 Statements of Cash Flows ...................................         F-7 - F-8
 Notes to Financial Statements ..............................         F-9 - F-16




















                                       F-2

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Choice Sanitation, LLC

We have audited the accompanying balance sheets of Choice Sanitation, LLC (a limited liability company) as of December 31, 2001 and 2000 and the related statements of operations, changes in members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Sanitation, LLC (a limited liability company) as of December 31, 2001 and 2000 and the results of its operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida                      /s/ Earl M. Cohen, CPA

                                       F-3
                             CHOICE SANITATION, LLC
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                                            2001            2000
                                                      ----------      ----------
CURRENT ASSETS
Cash ...........................................      $   31,701      $   44,200
 Accounts receivable - net of allowance
  for doubtful accounts of $59,654 and
  $69,834, respectively ........................         338,537         489,334
                                                      ----------      ----------
         Total Current Assets ..................         370,238         533,534
                                                      ----------      ----------

PROPERTY AND EQUIPMENT - NET ...................       1,577,141       1,698,343
                                                      ----------      ----------
OTHER ASSETS
 Lease acquisition costs - net .................           4,704            --
 Deposits ......................................           2,713           1,240
 Loans receivable - member .....................         112,454          95,604
                                                      ----------      ----------
         Total Other Assets ....................         119,871          96,844
                                                      ----------      ----------

TOTAL ASSETS ...................................      $2,067,250      $2,328,721
                                                      ==========      ==========

                    LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable ............     $   499,641      $   463,433
 Current portion of capital lease
  obligation .................................           6,854             --
 Accounts payable ............................         381,864          261,821
 Payroll taxes payable .......................         110,005           90,831
 Accrued interest ............................         251,938          109,740
 Notes payable - member ......................       1,458,150        1,358,150
                                                   -----------      -----------
         Total Current Liabilities ...........       2,708,452        2,283,975
                                                   -----------      -----------

LONG-TERM DEBT
 Notes payable, less current portion .........         438,174          869,078
 Capital lease obligation, less current
  portion ....................................          19,506             --
                                                   -----------      -----------

         Total Long-term Debt ................         457,680          869,078
                                                   -----------      -----------
         Total Liabilities ...................       3,166,132        3,153,053

COMMITMENTS
MEMBERS' EQUITY (DEFICIT) ....................      (1,098,882)        (824,332)
                                                   -----------      -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY
 (DEFICIT) ...................................     $ 2,067,250      $ 2,328,721
                                                   ===========      ===========

                Read accompanying Notes to Financial Statements.
                                       F-4

                             CHOICE SANITATION, LLC
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                          2001             2000
                                                   -----------      -----------

OPERATING REVENUES ...........................     $ 3,250,242      $ 2,671,892
                                                   -----------      -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation
  shown below) ...............................       2,221,800        1,905,502
 Selling, general and administrative .........         672,490          576,873
 Depreciation and amortization ...............         280,403          289,762
                                                   -----------      -----------

         Total Costs and Expenses ............       3,174,693        2,772,137
                                                   -----------      -----------

INCOME (LOSS) FROM OPERATIONS ................          75,549         (100,245)
                                                   -----------      -----------

OTHER INCOME (EXPENSES)
 Interest expense and penalties ..............        (230,623)        (334,252)
 Interest income .............................           5,184            4,789
 Gain on sale of equipment ...................            --             33,419
                                                   -----------      -----------

         Total Other (Expenses) ..............        (225,439)        (296,044)
                                                   -----------      -----------

NET (LOSS) ...................................        (149,890)     $  (396,289)
                                                   ===========      ===========
















                Read accompanying Notes to Financial Statements.
                                       F-5

                             CHOICE SANITATION, LLC
               STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                        2001               2000
                                                 -----------        -----------

MEMBERS' EQUITY (DEFICIT) -
 BEGINNING ...............................       $  (824,332)       $  (270,143)
NET (LOSS) ...............................          (149,890)          (396,289)

MEMBERS' DISTRIBUTIONS ...................          (124,660)          (157,900)
                                                 -----------        -----------

MEMBERS' EQUITY (DEFICIT) -
 ENDING ..................................       $(1,098,882)       $  (824,332)
                                                 ===========        ===========



























                Read accompanying Notes to Financial Statements.
                                       F-6
                             CHOICE SANITATION, LLC
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                           2001           2000
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .....................................   $  (149,890)   $  (396,289)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
    Depreciation and amortization ...............       280,403        289,762
    Gain on sale of equipment ..................          --          (33,419)
         (Increase) decrease in:
       Accounts receivable ......................       150,797       (149,509)
           Deposits ............................        (1,473)          --
      Increase (decrease) in:
       Accounts payable ..........................        86,032         48,560
       Payroll taxes payable ....................         19,174         (3,849)
           Accrued interest ........................     142,198         98,318
                                                     -----------    -----------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES .....................................       527,241       (146,426)
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable - member ..........       (16,850)       (10,604)
 Purchase of property and equipment .............       (16,482)        (9,479)
 Increase in lease acquisition costs ............        (5,790)          --
 Proceeds on sale of equipment ...................          --          226,027
                                                      ----------    -----------

NET CASH (USED IN) PROVIDED BY INVESTING
 ACTIVITIES .....................................       (39,122)       205,944
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions to members ......................      (124,660)      (157,900)
 Proceeds of notes payable - member ........ ...       100,000      1,055,000
 Repayment of notes payable ....................      (474,864)      (644,486)
 Repayment of capital lease obligation .........        (1,094)          --
 Repayment of loan payable ................  ..          --         (320,000)
                                                     -----------    -----------

NET CASH (USED IN) FINANCING ACTIVITIES ........      (500,618)       (67,386)
                                                     -----------    -----------

NET DECREASE IN CASH ...........................       (12,499)        (7,868)
CASH - BEGINNING ...................... ........        44,200         52,068
                                                     -----------    -----------

CASH - ENDING                                              $ 31,701 $ 44,200
                                                     ===========    ===========
                                       F-7

                             CHOICE SANITATION, LLC
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000





                                             2001       2000
                                         --------   --------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..........................   $123,005   $186,148
                                         ========   ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..........   $ 80,168   $466,650
                                         ========   ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment ..........................   $ 27,454   $   --
                                         ========   ========

  Purchase of property and equipment
  included in accounts payable .......   $ 34,011   $   --
                                         ========   ========






                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1.  ORGANIZATION

                  The Company was originally incorporated as Choice Sanitation, Inc. under the laws of the State of Florida on August 14, 1997. Effective January 1, 1999, the Company converted to a limited liability company. The Company provides waste disposal services to residential and commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized as services are provided. Waste disposal fees for residential customers generally consist of fixed amounts based upon contracts and are invoiced at the beginning of the month for that month. Waste disposal fees for commercial customers consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears.

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Property and Equipment (Continued)

                   Vehicles                                             7 years
                   Containers                                          10 years
                   Service equipment                               5 to 7 years
                   Furniture and office equipment                  5 to 7 years
                   Leasehold improvements                               3 years

                  Lease Acquisition Costs

                  Lease acquisition costs are being amortized over the term of the related lease of 48 months. As of December 31, 2001 and 2000, accumulated amortization was $1,086 and $0, respectively.

                  Advertising Costs

                  Advertising costs are expensed as incurred. During the year ended December 31, 2001 and 2000, advertising costs charged to expense included in selling, general and administrative costs was $4,795 and $4,510, respectively.

                  Income Taxes

                  For federal income tax purposes, a limited liability company is taxed as a partnership. No provision or liability for Federal income taxes has been included in these financial statements as the Company's profit and losses are reported on the individual members' tax return.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2001 and 2000 consisted of the following:

                                    2001           2000
                             -----------    -----------

    Vehicles .............   $   929,336    $   865,470
    Containers ...........     1,459,276      1,366,372
    Service equipment ....        22,565         22,565
    Furniture and office
     equipment ...........        27,793         26,448
    Leasehold improvements        11,500         11,500
                             -----------    -----------
                               2,450,470      2,292,355
Accumulated depreciation .      (873,329)      (594,012)
                             -----------    -----------

    Total ................   $ 1,577,141    $ 1,698,343
                             ===========    ===========

                  For the years ended December 31, 2001 and 2000, depreciation expense was $279,317 and $289,762, respectively.

NOTE 4.  NOTES PAYABLE

                  As of December 31, 2001 and 2000, notes payable consisted of notes repayable in monthly payments ranging from $303 to $3,966, including interest ranging from 8% to 12%, due through January 2005. The notes are secured by vehicles,

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 4.           NOTES PAYABLE (CONTINUED)

                  containers and office equipment. Some of the notes payable are also secured by personal guarantees of the members.

                              2001           2000
                       -----------    -----------

Total notes payable    $   937,815    $ 1,332,511
Current portion ....      (499,641)      (463,433)
                       -----------    -----------

 Notes payable, less
  current portion ..   $   438,174    $   869,078
                       ===========    ===========

                  Notes payable due subsequent to December 31, 2001 are summarized as follows:

                                    December 31,                      Amount

                                       2002                           $499,641
                                       2003                            256,324
                                       2004                            144,986
                                       2005                             36,864
                                                                      --------

                                       Total                          $937,815
                                                                      ========

NOTE 5.           CAPITAL LEASE OBLIGATION

                  The Company leases containers under an agreement classified as a capital lease. The cost and accumulated depreciation for this equipment as of December 31, 2001 were $28,379 and $236, respectively. This lease is secured by personal guarantees of the members.

                  Following is a schedule of future minimum lease payments due under the capital lease:

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 5.           CAPITAL LEASE OBLIGATION (CONTINUED)

                                    December 31,                   Amount

                                   2002                           $13,132
                                   2003                            13,132
                                   2004                            12,038
                                                                   -------

                              Total future payments                38,302
                              Amount representing interest        (11,942)
                                                                   -------

                              Present value of minimum
                              lease payments                      $26,360
                                                                 =======

                  Total interest expense on the capital lease obligation for the year ended December 31, 2001 was $0.

NOTE 6.           RELATED PARTY TRANSACTIONS

                  Loans Receivable - Member

                  Loans receivable - member consists of unsecured loans bearing interest at 5% and are due on demand. These loans include interest receivable of $9,454 and $4,604 as of December 31, 2001 and 2000, respectively. Interest income during the years ended December 31, 2001 and 2000, was $4,850 and $4,604, respectively.

                  Notes payable - Member

                  Notes payable - member consists of notes bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made and, therefore, have been reclassified as current. During the years ended December 31, 2001 and 2000, interest of $142,198 and $98,318 was accrued, respectively, and is included in accrued interest.

                  In conjunction with the transaction referred to in Note 1, the notes payable - member will be converted to common shares of Choice Waste Systems Holdings, Inc.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 7.  COMMITMENTS

                  Operating Lease

                  The Company leases its office and yard facilities under operating leases expiring through December 2002. The lease for the office facilities provides for monthly base rental payments of $612 including sales tax. The lease expired November 22, 2001 but was renewed on a month to month basis. The leases for the yard facilities provide for monthly base rental payments totaling $2,614 including sales tax expiring through December 31, 2002. One of the leases contains an option to renew for an additional two year period.

                  The Company also leases office and computer software, service equipment and motor vehicles under noncancelable leases with monthly payments ranging from $309 to $1,160 expiring through May 2005.

                  Future minimum lease payments due under these leases for the years ending subsequent to December 31, 2001 are as follows:

                                    December 31,                  Amount

                                       2002                      $ 39,497
                                       2003                        37,580
                                       2004                        31,833
                                       2005                         5,497
                                                                 --------

                                       Total                     $114,407
                                                                 ========

                  During the years ended December 31, 2001 and 2000, rent expense was $69,785 and $39,387.

NOTE 8.  INSURANCE COVERAGE

                  The Company does not maintain any insurance coverage on its office and yard facilities. Under the terms of the lease agreements, the Company is required to have liability, property damage, fire and other miscellaneous

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 8.  INSURANCE COVERAGE (CONTINUED)
         -----------------------------

                  insurance coverages. Management is in the process of obtaining the required coverage.

                  The Company also does not maintain insurance coverage on all financed containers as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

NOTE 9.           SUBSEQUENT EVENTS

                  On February 1, 2002, the Company leased new office facilities under operating leases expiring through January 31, 2005. The leases provide for monthly base rental payments totaling $1,870 including sales tax. One of the leases provides for annual increases not to exceed 5% beginning February 1, 2003. The other lease contains an option to renew for an additional two year period.

                  On March 11, 2002, the Company entered into an agreement with a bank to modify the terms of one of its notes payable with a balance of $25,614. The modification provides for a reduction in the monthly payment from $2,015 to $1,712 and an extension of the due date from January 2003 to July 2003.

                  On April 10, 2002, the Company refinanced existing note payable obligations totaling $332,071. The new note is repayable in 30 monthly installments of $12,642 including interest at 10.6% due October 2004.

                  On April 30, 2002, the Company leased containers under an agreement classified as a capital lease in the amount of $24,233. The obligation is repayable in 60 monthly installments of $674 including interest at 22% due April 2007. The lease is secured by a personal guarantee of a member.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 9.           SUBSEQUENT EVENTS (CONTINUED)

                  In June 2002, the Company issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. Subsequent to December 31, 2001, 173,725 units were sold for proceeds of $390,881.

                  On August 31, 2002, the Company leased a vehicle for a monthly payment of $626 including sales tax under an operating lease expiring August 31, 2007.

                  Subsequent to December 31, 2001, the Company issued notes payable to finance the purchase of vehicles and containers totaling $367,248. The notes are repayable in monthly installments ranging from $1,054 to $5,343 including interest ranging from 7.5% to 15.5% due through October 2007. The notes are secured by vehicles and containers. Some of the notes payable are also secured by personal guarantees of the members.

                               AMERICAN WASTE, LLC

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

                               AMERICAN WASTE, LLC

                                    CONTENTS





                                      PAGE

Independent Auditor's Report ...........................................   F-19

Financial Statements:

 Balance Sheet .........................................................   F-20

 Statement of Operations ...............................................   F-21

 Statement of Changes in Members' Equity
 (Deficit) .............................................................   F-22

 Statement of Cash Flows ...............................................   F-23

 Notes to Financial Statements ...................................  F-24 - F-28

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL  33431
F-347-1608        FAX: 561-417-9984


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
American Waste, LLC

We have audited the accompanying balance sheet of American Waste, LLC (a limited liability company) as of September 30, 2002 and the related statements of operations, changes in members' equity (deficit) and cash flows for the period from March 4, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Waste, LLC (a limited liability company) as of September 30, 2002 and the results of its operations and cash flows for the period from March 4, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida                                   /s/ Earl M. Cohen, CPA

                               AMERICAN WASTE, LLC
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002



                                     ASSETS


CURRENT ASSETS
 Cash .................................   $  5,512
 Accounts receivable - net of allowance
  for doubtful accounts of $6,000 .....     40,530
 Prepaid expenses .....................      1,687
                                          --------

         Total Current Assets .........     47,729

PROPERTY AND EQUIPMENT - NET ..........    341,241

DEPOSITS ..............................      5,849
                                          --------

TOTAL ASSETS ..........................   $394,819
                                          ========

                    LIABILITIES AND MEMBERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
 Current portion of notes payable .............   $  87,420
 Accounts payable and accrued expenses ........      25,460
 Due to members ...............................      64,000
                                                  ---------

         Total Current Liabilities ............     176,880

NOTES PAYABLE, LESS CURRENT PORTION ...........     224,735
                                                  ---------

         Total Liabilities ....................     401,615

COMMITMENTS

MEMBERS' EQUITY (DEFICIT) .....................      (6,796)
                                                  ---------

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)   $ 394,819
                                                  =========

                Read accompanying Notes to Financial Statements.
                                      F-20

                               AMERICAN WASTE, LLC
                             STATEMENT OF OPERATIONS
                      PERIOD FROM MARCH 4, 2002 (INCEPTION)
                           THROUGH SEPTEMBER 30, 2002




OPERATING REVENUES ........................   $ 138,888
                                              ---------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown
  below) ..................................      87,293
 Selling, general and administrative ......      44,447
 Depreciation .............................      10,551
 Interest expense .........................       4,393
                                              ---------

         Total Costs and Expenses .........     146,684
                                              ---------

NET (LOSS)
                                              $  (7,796)
























                Read accompanying Notes to Financial Statements.
                                      F-21

                               AMERICAN WASTE, LLC
                STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                      PERIOD FROM MARCH 4, 2002 (INCEPTION)
                           THROUGH SEPTEMBER 30, 2002





MEMBERS' EQUITY - BEGINNING ......   $  --

CAPITAL CONTRIBUTIONS ............     1,000

NET (LOSS) .......................    (7,796)
                                     -------

MEMBERS' EQUITY (DEFICIT) - ENDING   $(6,796)
                                     =======





























                Read accompanying Notes to Financial Statements.
                                      F-22

                               AMERICAN WASTE, LLC
                             STATEMENT OF CASH FLOWS
                      PERIOD FROM MARCH 4, 2002 (INCEPTION)
                           THROUGH SEPTEMBER 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................   $  (7,796)
  Adjustments to reconcile net (loss)
   to net cash used in operating activities:
         Depreciation ........................      10,551
         (Increase) decrease in:
       Accounts receivable ...................     (40,530)
       Prepaid expenses ......................      (1,687)
           Deposits ..........................      (5,849)
      Increase in accounts payable and accrued
           expenses ..........................      25,460
                                                 ---------

NET CASH (USED IN) OPERATING ACTIVITIES ......     (19,851)
                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ..........     (16,557)
                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions .......................       1,000
 Loans from members ..........................      64,000
 Repayment of notes payable ..................     (23,080)
                                                 ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....      41,920
                                                 ---------

NET INCREASE IN CASH EQUALS CASH - ENDING ....   $   5,512
                                                 =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..................................   $   2,963
                                                 =========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..................   $ 335,235
                                                 =========


                Read accompanying Notes to Financial Statements.
                                      F-23

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE 1.  ORGANIZATION

                  American Waste, LLC was formed as a limited liability company under the laws of the State of Florida on March 4, 2002 and has a year ending December 31. The Company provides waste disposal services mainly to commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized as services are provided.
                  Waste disposal fees consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears.

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                       Furniture and office equipment            5 to  7 years
                       Vehicles                                        7 years
                       Containers                                     10 years

                                      F-24
                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Income Taxes

                  For federal income tax purposes, a limited liability company is taxed as a partnership. No provision or liability for Federal income taxes has been included in these financial statements as the Company's profit and losses are reported on the individual members' tax returns.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of September 30, 2002 consisted of the following:

                     Furniture and office equipment                   $  2,717
                     Vehicles                                          141,601
                     Containers                                        207,474
                                                                       --------
                                                                       351,792
                     Accumulated depreciation                         (10,551)
                                                                      --------

                     Total                                             $341,241
                                                                       ========

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 3.  PROPERTY AND EQUIPMENT (CONTINUED)
         ---------------------------------

                  For the period ended September 30, 2002, depreciation expense was $10,551.

NOTE 4.  NOTES PAYABLE

                  Notes payable as of September 30, 2002 consisted of the following:

                    7% note payable, secured by a
                    vehicle and personal guarantees
                    of the members, $781 payable
                    monthly including interest, due
                    April 2005.                                        $ 22,059

                    8% note payable, secured by
                    containers and personal guarantees
                    of the members, $1,026 payable
                    monthly including interest, due
                    April 2005.                                          28,615

                    8% note payable, secured by
                    containers and personal guarantees
                    of the members, $1,857 payable
                    monthly including interest, due
                    June 2005.                                           54,760

                    9.9% note payable, secured by a
                    vehicle and containers, one
                    initial principal payment of
                    $11,434 and $5,717 payable monthly
                    including interest, due July 2007.                  206,721
                                                                       --------

                                                                        312,155
                    Current portion                                    (87,420)
                                                                       --------

                    Total                                              $224,735
                                                                      ========

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

NOTE 4.  NOTES PAYABLE (CONTINUED)
         ------------------------

                  Notes payable due subsequent to September 30, 2002 are summarized as follows:

                                    September 30,                     Amount

                                       2003                         $ 87,420
                                       2004                           95,655
                                       2005                           83,042
                                       2006                           24,083
                                       2007                           21,955
                                                                    --------

                                       Total                        $312,155
                                                                    ========

NOTE 5.           RELATED PARTY TRANSACTIONS

                  Due to Members

                  Due to members represent non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. Subsequent to September 30, 2002, an additional advance of $3,500 was made.

                  Storage Fees

                  The Company pays monthly storage fees to a company, whose stockholder is also a stockholder of an affiliated company. During the period ended September 30, 2002, total storage fees paid to this company were $1,500.

NOTE 6.  COMMITMENTS

                  Operating Lease

                  The Company leases its office space under an operating lease expiring June 1, 2003. The lease provides for monthly base rental payments of $438 including sales tax and for one three year renewal option.

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 6.  COMMITMENTS (CONTINUED)
         ----------------------

                  Operating Lease (Continued)

                  Future minimum lease payments due under this lease for the years ending subsequent to September 30, 2002 are as follows:

                                    September 30,                      Amount
                                          2003                         $3,504

                  During the period ended September 30, 2002 rent expense, including storage fees was $3,252.

NOTE 7.           INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed containers as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

                              T & W LAKESIDE, INC.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

                              T & W LAKESIDE, INC.

                                    CONTENTS



                                      Page

Independent Auditor's Report
F-31
Financial Statements:
  Balance Sheets ............................   F-32

  Statements of Operations ..................   F-33

Statements of Changes in Stockholders' Equity
   (Deficit) ................................   F-34

  Statements of Cash Flows ..................   F-35 - F-36

  Notes to Financial Statements .............   F-37 - F-39

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
T & W Lakeside, Inc.

We have audited the accompanying balance sheet of T & W Lakeside, Inc. as of September 30, 2002 and December 31, 2001 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2002 and for the period from October 2, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T & W Lakeside, Inc. as of September 30, 2002 and December 31, 2001 and the results of its operations and cash flows for the nine months ended September 30, 2002 and for the period from October 2, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States.

November 6, 2002
Boca Raton, Florida                                      /s/ Earl M. Cohen, CPA

                              T & W LAKESIDE, INC.
                                 BALANCE SHEETS
                    SEPTEMBER 30, 2002 AND DECEMBER 31, 2001





                                     ASSETS

                                            2002   2001
CURRENT ASSETS
 Cash ................................   $   311   $--
 Accounts receivable .................     7,498    --
 Accounts receivable - related parties     2,891    --
                                         -------   ----

TOTAL ASSETS .........................   $10,700   $--
                                         =======   ====


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable .................   $   381   $   800
 Income taxes payable .............     6,600      --
 Due to stockholder ...............     1,595      --
                                      -------   -------

     Total Current Liabilities ....     8,576       800

STOCKHOLDERS' EQUITY (DEFICIT) ....     2,124      (800)
                                      -------   -------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT) .................   $10,700   $  --
                                      =======   =======











                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
                            STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
                     PERIOD FROM OCTOBER 2, 2001 (INCEPTION)
                            THROUGH DECEMBER 31, 2001



                                    2002      2001
                                 -------   -------

REVENUE ......................   $39,623   $  --

EXPENSES
 General and administrative ..     5,024       800
                                 -------   -------

INCOME (LOSS) BEFORE INCOME
 TAX PROVISION (BENEFIT) .....    34,599      (800)

INCOME TAX PROVISION (BENEFIT)     6,600      --
                                 -------   -------

NET INCOME (LOSS) ............   $27,999   $  (800)
                                 =======   =======


INCOME (LOSS) PER SHARE ......   $27,999   $ (8.00)
                                 =======   =======

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ..........       100       100
                                 =======   =======








                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
        PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                                       Common Stock     Retained          Stock
                                                  Number of    Par       Earnings      Subscriptions
                                                   Shares     Value     (Deficit)       Receivable       Total
                                                   ------     -----      -------        ----------       -----

Common shares issued to founders                      100       $100       $  -             $(100)       $   -

Net (loss) for period                                 -          -           (800)             -          (800)
                                                     ---       ----       -------           -----          ---

Balance December 31, 2001                            100        100          (800)          (100)         (800)

Repayment of stock subscriptions
 receivable                                            -         -            -               25            25

Net income for period                                  -         -        27,999              -         27,999

Dividends paid                                         -          -       (25,100)             -        (25,100)
                                                       ---       ----      -------           -----        ------

Balance September 30, 2002                            100       $100       $ 2,099          $ (75)       $ 2,124
                                                      ===       ====       =======          =====        =======


                Read accompanying Notes to Financial Statements.
                                      F-34

                              T & W LAKESIDE, INC.
                            STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
        PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                                               2002        2001
                                                           --------    --------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss) ...................................   $ 27,999    $   (800)
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    (Increase) decrease in:
      Accounts receivable .............................     (7,498)       --
      Accounts receivable - related
       parties ........................................     (2,891)       --
    Increase (decrease) in:
     Accounts payable .................................       (419)        800
     Income taxes payable .............................       6,600        --
                                                           --------    --------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES .............................................     23,791        --
                                                            --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid .........................................    (25,100)       --
 Increase in amount due to stockholder ..................      1,595        --
 Repayment of stock subscriptions
  receivable ...........................................         25        --
                                                           --------    --------

NET CASH (USED IN) FINANCING ACTIVITIES ................    (23,480)       --
                                                           --------    --------

NET INCREASE IN CASH ...................................        311        --

CASH - BEGINNING .......................................       --          --
                                                           --------    --------
CASH - ENDING                                              $    311    $   --
                                                           ========    ========




                Read accompanying Notes to Financial Statements.
                                      F-35

                              T & W LAKESIDE, INC.
                            STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
        PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001




                                       2002   2001
                                      -----   ----

SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

 Common shares issued for stock
 subscriptions receivable .........   $--     $100
                                      =====   ====




























                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE 1.  ORGANIZATION

                  T & W Lakeside, Inc. was incorporated on October 2, 2001 under the laws of the State of Florida and has a year ending December 31. The company provides its customers (located mainly in the Treasure Coast region of Florida) the use of a lake for disposing of clean concrete used as fill material. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized at the time the customer disposes of the concrete material.

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Income (Loss) Per Share

                  Income (loss) per share is computed by dividing net income (loss) for the year by the weighted average number of shares outstanding.

                              T & W LAKESIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.           ACCOUNTS RECEIVABLE

                  No provision for doubtful accounts has been recorded as management believes all of the accounts are fully collectible.

NOTE 4.           RELATED PARTY TRANSACTIONS

                  Due to Stockholder

                  Due to stockholder represents non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment.

                  Rent

                  For the use of the lake, the Company pays rent to a company related by common control. During the nine months ended September 30, 2002, total rent paid to this company was $2,900.

                              T & W LAKESIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 8.  INCOME TAXES

                  The income tax provision for the nine months ended September 30, 2002 and period ended December 31, 2001 consisted of the following:

                                                                2002       2001
                  Current

                   Federal                                     $4,900      $ -
                   State                                        1,700        -
                                                               ------      ----

                   TOTAL                                       $6,600      $ -
                                                               ======      ====


                  The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) is as follows:

                    Tax (benefit) at federal statutory rate             15.00%
                    State tax (benefit), net of federal
                     benefit                                              4.00
                                                                         ------

                    Tax provision (benefit)                              19.00%
                                                                         ======

NOTE 5.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of September 30, 2002, 100 shares were issued and outstanding.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)


                                    CONTENTS


                                      PAGE

Independent Auditor's Report .........   F-42

Financial Statements:

 Balance Sheet .......................   F-43

 Statement of Operations .............   F-44

 Statement of Changes in Stockholder's
 Equity (Deficit) ....................   F-45

 Statement of Cash Flows .............   F-46

 Notes to Financial Statements .......   F-47 - F-49

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Choice Waste System Holdings, Inc.

We have audited the accompanying balance sheet of Choice Waste System Holdings, Inc.(a development stage company), as of September 30, 2002 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the period from September 18, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Waste System Holdings, Inc. (a development stage company) as of September 30, 2002, and the results of its operations and its cash flows for the period from September 18, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States.

November 6, 2002
Boca Raton, Florida                                  /s/ Earl M. Cohen, CPA
                                      F-42

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002




                                     ASSETS

CURRENT ASSETS
 Stock subscriptions receivable                    $   500
 Prepaid expenses                                   30,000
                                                   -------

TOTAL ASSETS                                       $30,500
                                                   =======




                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
 Due to affiliate ...............................   $ 31,000
                                                    --------

STOCKHOLDER'S EQUITY (DEFICIT)
 Common stock, $.001 par value, 100,000,000
  shares authorized, 500,000 shares issued and
  outstanding ...................................        500
 Deficit accumulated during the development stage     (1,000)
                                                    --------

         Total Stockholder's Equity (Deficit) ...       (500)
                                                    --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT) ......................................   $ 30,500
                                                    ========










                Read Accompanying Notes to Financial Statements.
                                      F-43

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                   PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION)
                                     THROUGH
                               SEPTEMBER 30, 2002





REVENUES ........................   $    --

EXPENSES
 Organization costs .............       1,000
                                    ---------

NET (LOSS) ......................   $  (1,000)
                                    =========

(LOSS) PER SHARE ................   $    --
                                    =========

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING ....................     500,000
                                    =========







                Read Accompanying Notes to Financial Statements.
                                      F-44

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
      PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION) THROUGH SEPTEMBER 30, 2002




                                                                                   Deficit
                                                     Common Stock                Accumulated
                                                   # of         Par         During the Development
                                                  Shares       Value                 Stage                Total
September 18, 2002 - Common
 shares issued to founder
 for stock subscriptions
 receivable                                     500,000        $500               $  -                 $   500

Net (loss) during period                           -             -                 (1,000)              (1,000)
                                                 -------        ----               -------              -------

Balance - September 30, 2002                    500,000        $500               $(1,000)             $  (500)
                                                 =======        ====               =======              =======






                Read Accompanying Notes to Financial Statements.
                                      F-45

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                   PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION)
                                     THROUGH
                               SEPTEMBER 30, 2002






CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) ................................   $ (1,000)
 Adjustments to reconcile net (loss) to
  net cash used in operating activities:
   (Increase) in prepaid expenses ..........    (30,000)
                                               --------

NET CASH (USED IN) OPERATING ACTIVITIES ....    (31,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in amount due to affiliate .......     31,000
                                               --------

NET INCREASE (DECREASE) IN CASH EQUALS
 CASH - SEPTEMBER 30, 2002 .................   $   --
                                               ========




SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:

Common shares issued for stock subscriptions
receivable .................................   $    500
                                               ========









                Read accompanying Notes to Financial Statements.
                                      F-46

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
NOTE 1.  ORGANIZATION

                  Choice waste System Holdings, Inc. was incorporated on September 18, 2002 under the laws of the State of Florida and has a year ending December 31. The company is a "shell" company, the purpose of which is to seek and consummate a merger or acquisition. The company's headquarters is in Port St. Lucie, Florida. Since inception, the Company has been dependent upon capital investment or other financing to fund its activities.

                  Effective November 30, 2002, the Company will acquire Choice Sanitation, LLC, American Waste, LLC, T & W Lakeside, Inc. and Choice Sanitary Services of Florida, Inc. These companies are engaged in waste disposal services and rentals of portable toilets and are related through similar ownership.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding. Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
                                      F-47



                          CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Use of Estimates
                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  STOCK SUBSCRIPTIONS RECEIVABLE
                  Stock subscriptions receivable represent subscriptions for 500,000 common shares for a total amount of $500. The receivable was paid in cash on November 4, 2002.

NOTE 4.  RELATED PARTY TRANSACTIONS

                  Due to Affiliate

                  Due to affiliate represents investment banker fees and organization costs paid by Choice Sanitation, LLC, a waste disposal company, whose operating member is the Company's sole stockholder.

                  Office Facilities
                  The Company shares office space with Choice Sanitation, LLC. No rent is being charged to the Company.

NOTE 5.  CAPITAL STOCK

                  As of September 30, 2002, 500,000 common shares were issued and outstanding. These shares were issued to an officer and promoter of the Company. The Company is in the process of registering its

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 5.  CAPITAL STOCK (CONTINUED)
         ------------------------

                  securities with the Securities and Exchange Commission. The Company entered into an agreement with an investment banker to assist with the registration process. Total fees paid of $30,000 were recorded as prepaid expenses and will be deducted from the sales proceeds of its common shares.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.

                                    CONTENTS





                                      PAGE

Independent Auditor's Report .........   F-52

Financial Statements:

 Balance Sheet .......................   F-53

 Statement of Operations .............   F-54

 Statement of Changes in Stockholder's
  Equity (Deficit) ...................   F-55

 Statement of Cash Flows .............   F-56

 Notes to Financial Statements .......   F-57- F-63

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984


                     INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Choice Sanitary Services of Florida, Inc.

We have audited the accompanying balance sheet of Choice Sanitary Services of Florida, Inc. as of December 31, 2001 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Sanitary Services of Florida, Inc. as of December 31, 2001 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida                                    /s/ Earl M. Cohen, CPA

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001

                                     ASSETS

CURRENT ASSETS
 Cash .................................   $  3,661
 Accounts receivable - net of allowance
  for doubtful accounts of $5,000 .....     19,753
                                          --------

         Total Current Assets .........     23,414

PROPERTY AND EQUIPMENT - NET ..........    205,772

DEPOSITS ..............................      3,844
                                          --------

TOTAL ASSETS ..........................   $233,030
                                          ========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable - bank ......   $  47,424
 Current portion of capital lease obligation ..       7,968
 Accounts payable and accrued expenses ........      35,076
 Note payable .................................       5,000
 Due to stockholder ...........................      53,846
                                                  ---------

         Total Current Liabilities ............     149,314
                                                  ---------

LONG-TERM DEBT
 Notes payable - bank, less current portion ...     111,113
 Capital lease obligation, less current portion       4,159
                                                  ---------

         Total Long-term Debt .................     115,272
                                                  ---------

         Total Liabilities ....................     264,586

STOCKHOLDER'S EQUITY (DEFICIT) ................     (31,556)
                                                  ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT) ....................................   $ 233,030
                                                  =========

                Read accompanying Notes to Financial Statements.
                                      F-53

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001





OPERATING REVENUES ........................   $  79,688
                                              ---------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown
  below) ..................................      44,617
 Selling, general and administrative ......      39,635
 Depreciation .............................      18,929
 Interest expense .........................       8,163
                                              ---------

         Total Costs and Expenses .........     111,344
                                              ---------

NET (LOSS) ................................   $ (31,656)
                                              =========


(LOSS) PER SHARE ..........................   $ (316.56)
                                              =========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING .......................         100
                                              =========

















                Read accompanying Notes to Financial Statements.
                                      F-54

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                          YEAR ENDED DECEMBER 31, 2001


                                                       Common Stock           Retained
                                                        Number of    Par        Earnings
                                                          Shares     Value     (Deficit)          Total
                                                          ------     -----      -------           -----
Common shares issued to founder                            100       $100       $   -            $    100

Net (loss) for year                                        -          -         (31,656)         (31,656)
                                                          ---       ----       --------         --------

Balance December 31, 2001                                  100       $100       $(31,656)        $(31,556)
                                                           ===       ====       ========         ========












                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................   $ (31,656)
  Adjustments to reconcile net (loss)
   to net cash (used in) operating activities:
         Depreciation ........................      18,929
         (Increase) decrease in:
       Accounts receivable ...................     (19,753)
           Deposits ..........................      (3,844)
      Increase in accounts payable and accrued
           expenses ..........................      35,074
                                                 ---------

NET CASH (USED IN) OPERATING ACTIVITIES ......      (1,250)
                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ..........     (35,421)
                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares ...................         100
 Loans from stockholder ......................      53,846
 Proceeds of note payable ....................       5,000
 Repayment of notes payable - bank ...........     (18,614)
                                                 ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....      40,332
                                                 ---------

NET INCREASE IN CASH EQUALS CASH - ENDING ....   $   3,661
                                                 =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..................................   $   8,164
                                                 =========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable - bank incurred upon
  purchase of property and equipment .........   $ 173,564
                                                 =========

  Capital lease obligation incurred upon
  purchase of equipment ......................   $  15,716
                                                 =========

                Read accompanying Notes to Financial Statements.
                                      F-56

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 1.  ORGANIZATION

Choice Sanitary Services of Florida, Inc. was incorporated on December 12, 2000 under the laws of the State of Florida. The company rents portable toilets to commercial customers located mainly in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized over the rental term of the portable toilets.

                  Income Taxes

                  The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. No provision or liability for federal income taxes has been included in these financial statements.

                  Effective November 30, 2002, the Company's S Corporation status will be terminated as a result of becoming a wholly-owned subsidiary of Choice Waste System Holdings, Inc. (Note 1).

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures
                 for major betterments and additions are capitalized while

                  CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Property and Equipment (Continued)

                 replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                       Vehicles                                    3 to 7 years
                       Portable toilets                                 7 years

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2001 consisted of the following:

                     Vehicles                                  $ 54,667
                     Portable toilets                           170,034
                                                               --------
                                                               224,701
                     Accumulated depreciation                 (18,929)
                                                              --------

                     Total                                      $205,772
                                                               ========

                  For the year ended December 31, 2001, depreciation expense was
                 $18,929.

NOTE 4.  NOTE PAYABLE
                  The note payable bears interest at 10% and is due on demand. The holder of the note became a stockholder effective January 1, 2002 (Note 10).

NOTE 5.           NOTES PAYABLE - BANK
                  Notes payable as of December 31, 2001 consisted of the following:

                    9.75% note payable, secured by
                    portable toilets, $878 payable
                    monthly including interest, due
                    May 2004.                                          $ 22,365

                    10.8% note payable, secured by
                    portable toilets, $878 payable
                    monthly including interest, due
                    September 2004.                                      24,885

                    8% note payable, secured by a
                    vehicle and personal guarantee
                    of the stockholder, $984 payable
                    monthly including interest, due
                    June 2006.                                           44,223

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5.  NOTES PAYABLE - BANK (CONTINUED)
         -------------------------------

                    9.3% note payable, secured by
                    portable toilets and personal
                    guarantee of the stockholder,
                    $1,200 payable monthly including
                    interest, due August 2007.                           34,009

                    9% note payable, secured by
                    portable toilets and personal
                    guarantee of the stockholder,
                    $1,044 payable monthly including
                    interest, due December 2004.                         33,055
                                                                       --------

                                                                        158,537
                    Current portion                                    (47,424)
                                                                       --------

                    Total                                              $111,113
                                                                      ========

                  Notes payable - bank due subsequent to December 31, 2001 are summarized as follows:

                                    December 31,                        Amount

                                       2002                            $ 47,424
                                       2003                              52,031
                                       2004                              43,267
                                       2005                              10,987
                                       2006                               4,828
                                                                       --------

                                       Total                           $158,537
                                                                      ========

NOTE 6.           CAPITAL LEASE OBLIGATION

                  The Company leases portable toilets under an agreement classified as a capital lease. The cost and accumulated depreciation for this equipment as of December 31, 2001 was $15,715 and $1,684, respectively. Following is a schedule of future minimum lease payments due under the capital lease:

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 6.           CAPITAL LEASE OBLIGATION (CONTINUED)

                           December 31,                                 Amount

                              2002                                     $10,816
                              2003                                       4,507
                                                                      -------

                              Total future payments                      15,323
                              Amount representing interest              (3,196)
                                                                       -------

                              Present value of minimum
                              lease payments                            $12,127
                                                                        =======

                  Total interest expense on the capital lease obligation for the year ended December 31, 2001 was $2,722.

NOTE 7.           RELATED PARTY TRANSACTIONS

                  Due to Stockholder

                  Due to stockholder represents non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. Commencing January 1, 2002, the advances became interest bearing at an interest rate of 10%. Subsequent to December 31, 2001, additional net advances of $27,557 were made.

                  Office Facilities

                  Through September 15, 2002, the Company shared office space with an affiliated limited liability company, a member of which is the stockholder of the Company. No rent was charged.

NOTE 8.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of December 31, 2001, 100 shares were issued and outstanding.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 9.  INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed portable toilets as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each portable toilet is such that it does not warrant the cost of insurance. Should the bank insist on insurance coverage, management has indicated that it will comply.

NOTE 10.          SUBSEQUENT EVENTS

                  On March 15, 2002, the Company issued a note payable to finance the purchase of portable toilets in the amount of $22,630. The note is repayable in 36 monthly installments of $669 including interest at 4% due April 2005. The note is secured by the portable toilets and a personal guarantee of the stockholder.

                  On April 4, 2002, the Company issued a note payable to finance the purchase of a truck in the amount of $40,723. The note is repayable in 60 monthly installments of $810 including interest at 7% due April 2007. The note is secured by the truck and a personal guarantee of the stockholder.

                  On April 29, 2002, the Company issued a note payable to finance the purchase of portable toilets in the amount of $24,420. The note is repayable in 36 monthly installments of $767 including interest at 8% due May 2005. The note is secured by the portable toilets and a personal guarantee of the stockholder.

                  On August 28, 2002, the Company leased portable toilets under an agreement classified as a capital lease in the amount of $47,600. The obligation is repayable in 60 monthly installments of $1,313 including interest at 22% due August 2007. The lease is secured by a personal guarantee of the stockholder.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 10.          SUBSEQUENT EVENTS (CONTINUED)

                  On September 15, 2002, the Company leased office space under an operating lease expiring September 15, 2005. The lease provides for monthly base rental payments of $675 plus sales tax and for one three year renewal option. The lease is secured by a personal guarantee of the stockholder.

                  On January 1, 2002, the Company issued 33 common shares to the holder of the note payable for a 25% ownership interest (Note
                  4).

                          INTERIM FINANCIAL STATEMENTS
                                    CONDENSED


                             CHOICE SANITATION, LLC


                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (Unaudited)

                             CHOICE SANITATION, LLC
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS
 Cash ....................................   $   45,739
 Accounts receivable - net of allowance
  for doubtful accounts of $41,176 .......      267,830
 Prepaid expenses and other current assets        3,211
 Due from affiliate ......................       31,000
                                             ----------
         Total Current Assets ............      347,780
                                             ----------

PROPERTY AND EQUIPMENT - NET .............    1,728,173
                                             ----------

OTHER ASSETS
 Lease acquisition costs - net ...........        6,971
 Deposits ................................       14,365
 Loans receivable - member ...............      125,485
                                             ----------
         Total Other Assets ..............      146,821
                                             ----------

TOTAL ASSETS .............................   $2,222,774
                                             ==========

                LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable ......   $   444,339
 Current portion of capital lease
  obligation ...........................        11,629
 Accounts payable ......................       394,868
 Payroll taxes payable .................        60,005
 Accrued interest ......................       361,300
 Loans payable - member ................        24,265
 Notes payable - member ................     1,458,150
                                           -----------
         Total Current Liabilities .....     2,754,556
                                           -----------

LONG-TERM DEBT
 Notes payable, less current portion ...       650,585
 Capital lease obligations, less current
  portion ..............................        34,827
                                           -----------
         Total Long-term Debt ..........       685,412
                                           -----------
         Total Liabilities .............     3,439,968
MEMBERS' EQUITY (DEFICIT) ..............    (1,217,194)
                                           -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY
 (DEFICIT) .............................   $ 2,222,774
                                           ===========

                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                       CONDENSED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)



                                               2002           2001
                                        -----------    -----------

OPERATING REVENUES ..................   $ 2,521,708    $ 2,361,571
                                        -----------    -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation
  shown below) ......................     1,796,832      1,656,723
 Selling, general and administrative        568,693        509,331
 Depreciation and amortization ......       227,731        209,636
                                        -----------    -----------

         Total Costs and Expenses ...     2,593,256      2,375,690
                                        -----------    -----------

(LOSS) FROM OPERATIONS ..............       (71,548)       (14,119)
                                        -----------    -----------

OTHER INCOME (EXPENSES)
 Interest expense ...................      (219,158)      (163,209)
 Interest income ....................         4,051          3,948
 Loss on disposal of assets .........        (2,222)          --
                                        -----------    -----------

         Total Other (Expenses) .....      (217,329)      (159,261)
                                        -----------    -----------

NET (LOSS) ..........................   $  (288,877)   $  (173,380)
                                        ===========    ===========














                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                       CONDENSED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)
                                                     2002         2001
                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ................................   $(288,877)   $(173,380)
  Adjustments to reconcile net (loss)
   to net cash provided by operating
   activities:
    Depreciation and amortization ...........     227,731      209,636
    Loss on sale of equipment ...............       2,222         --
         (Increase) decrease in:
       Accounts receivable ..................      70,707      152,769
           Prepaid expenses and other current
            assets ..........................      (3,211)        --
           Deposits .........................     (11,652)        --
      Increase (decrease) in:
       Accounts payable .....................      47,015       57,750
       Payroll taxes payable ................     (50,000)      14,770
           Accrued interest .................     109,362      103,231
                                                ---------    ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES ...     103,297      364,776
                                                ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable - member ......     (13,031)     (12,638)
 Purchase of property and equipment .........     (20,921)      (8,027)
 Increase in lease acquisition costs ........      (3,410)      (5,790)
 Increase in amount due from affiliate ......     (31,000)        --
                                                ---------    ---------

NET CASH (USED IN) INVESTING ACTIVITIES .....     (68,362)     (26,455)
                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions ......................     249,631         --
 Distributions to members ...................     (79,066)     (98,885)
 Proceeds of notes payable - member .........        --        100,000
 Repayment of notes payable .................     210,137)    (342,807)
 Repayment of capital lease obligation ......      (5,590)        --
 Proceeds of loans payable - member .........      24,265         --
                                                ---------    ---------

NET CASH (USED IN) FINANCING ACTIVITIES .....     (20,897)    (341,692)
                                                ---------    ---------

NET INCREASE (DECREASE) IN CASH .............      14,038       (3,371)
CASH - BEGINNING ............................      31,701       44,200
                                                ---------    ---------

CASH - ENDING ...............................   $  45,739    $  40,829
                                                =========    =========



                    Read accompanying Notes to Financial Statements.
                                      F-67

                             CHOICE SANITATION, LLC
                 CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)




                                             2002       2001
                                         --------   --------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..........................   $109,796   $ 59,977
                                         ========   ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..........   $367,246   $ 54,053
                                         ========   ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment ..........................   $ 25,686   $   --
                                         ========   ========

  Notes payable refinanced ...........   $332,071   $   --
                                         ========   ========
















                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

NOTE 1.  ORGANIZATION

The Company was originally incorporated as Choice Sanitation, Inc. under the laws of the State of Florida on August 14, 1997. Effective January 1, 1999, the Company converted to a limited liability company. The Company provides waste disposal services to residential and commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2001, included in the Company's Form SB-2 as filed with the SEC.

                             CHOICE SANITATION, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.           RELATED PARTY TRANSACTIONS

                  Loans Receivable - Member

                  Loans receivable - member consists of unsecured loans bearing interest at 5% and are due on demand. These loans include interest receivable of $13,485 as of September 30, 2002. Interest income for the nine months ended September 30, 2002 and 2001 was $4,031 and $3,992, respectively.

                  Due From Affiliate

                  Due from affiliate represents investment banker fees and organization costs paid on behalf of Choice Waste System Holdings, Inc., the stockholder of which is a member of the Company.

                  Loans Payable - Member

                  Loans payable - member consists of non-interest bearing advances for working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment.

                             CHOICE SANITATION, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 3.           RELATED PARTY TRANSACTIONS (CONTINUED)

                  Notes payable - Member

                  Notes payable - member consists of notes bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made and, therefore, have been reclassified as current. For the nine months ended September 30, 2002 and 2001, interest of $109,362 and $103,231 was accrued, respectively, and is included in accrued interest.

                  In conjunction with the transaction referred to in Note 1, the notes payable - member will be converted to common shares of Choice Waste Systems Holdings, Inc.

NOTE 4.  MEMBERS' EQUITY

                  In June 2002, the Company issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. As of September 30, 2002, 110,947 were sold for proceeds of $249,631. Subsequent to September 30, 2002, 62,777 additional units were sold for proceeds of $141,250.

                          INTERIM FINANCIAL STATEMENTS
                                    CONDENSED


                    CHOICE SANITARY SERVICES OF FLORIDA, INC.


                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (Unaudited)

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
 Cash .................................   $  7,724
 Accounts receivable - net of allowance
  for doubtful accounts of $4,000 .....     16,414
                                          --------
         Total Current Assets .........     24,138

PROPERTY AND EQUIPMENT - NET ..........    351,741
DEPOSITS ..............................      6,530
                                          --------

TOTAL ASSETS ..........................   $382,409
                                          ========

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable - bank ......   $  73,125
 Current portion of capital lease obligation ..      12,385
 Accounts payable and accrued expenses ........      69,384
 Note payable .................................       5,000
 Due to stockholder ...........................      85,903
                                                  ---------
         Total Current Liabilities ............     245,797
                                                  ---------

LONG-TERM DEBT
 Notes payable - bank, less current portion ...     129,761
 Capital lease obligation, less current portion      41,172
                                                  ---------
         Total Long-term Debt .................     170,933
                                                  ---------
         Total Liabilities ....................     416,730
                                                  ---------

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, $1.00 par value, 7,500 shares
  authorized, 133 shares issued and outstanding         133
 Additional paid-in capital ...................      25,005
 Stock subscriptions receivable ...............     (11,016)
 Retained earnings (deficit) ..................     (48,443)
                                                  ---------
         Total Stockholders' Equity (Deficit) .     (34,321)
                                                  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT) ....................................   $ 382,409
                                                  =========

                Read accompanying Notes to Financial Statements.
                                      F-73

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)




                                            2002         2001
                                       ---------    ---------

OPERATING REVENUES .................   $ 210,969    $  42,864
                                       ---------    ---------

COSTS AND EXPENSES
 Operating (exclusive of
  depreciation shown below) ........      93,234       16,349
 Selling, general and administrative      78,436       17,680
 Depreciation ......................      35,208       10,956
 Interest expense ..................      20,878        4,055
                                       ---------    ---------

         Total Costs and Expenses ..     227,756       49,040
                                       ---------    ---------

NET (LOSS) .........................   $ (16,787)   $  (6,176)
                                       =========    =========


(LOSS) PER SHARE ...................   $ (126.21)   $  (61.76)
                                       =========    =========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ................         133          100
                                       =========    =========















                Read accompanying Notes to Financial Statements.
                                      F-74

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)

                                               2002        2001
                                           --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ...........................   $(16,787)   $ (6,176)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
  Depreciation .........................     35,208      10,956
           (Increase) decrease in:
       Accounts receivable .............      3,339     (21,071)
    Deposits ...........................     (2,686)     (3,844)
      Increase (decrease) in accounts
       payable and accrued expenses ....       (326)      3,902
                                           --------    --------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ............................     18,748     (16,233)
                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ....    (11,170)     (8,334)
                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares .............         33         100
 Repayment of stock subscriptions
  receivable ...........................     13,989        --
 Loans from stockholder ................     41,807      36,783
 Repayments on loans from stockholders .     (9,750)     (1,500)
 Repayment of notes payable - bank .....    (43,424)     (6,233)
 Repayment of capital lease obligation .     (6,170)     (1,967)
                                           --------    --------

NET CASH (USED IN) PROVIDED BY FINANCING
 ACTIVITIES ............................     (3,515)     27,183
                                           --------    --------

NET INCREASE IN CASH ...................      4,063       2,616

CASH - BEGINNING .......................      3,661        --
                                           --------    --------

CASH - ENDING ..........................   $  7,724    $  2,616
                                           ========    ========


                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)




                                            2002       2001
                                        --------   --------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest .........................   $ 20,878   $  4,055
                                        ========   ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable - bank incurred upon
  purchase of property and equipment    $ 63,353   $140,509
                                        ========   ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment .........................   $ 47,600   $ 15,715
                                        ========   ========

  Purchase of property and equipment
  included in accounts payable ......   $ 61,472   $ 20,483
                                        ========   ========

  Issuance of common shares for stock
  subscriptions receivable ..........   $ 25,038   $   --
                                        ========   ========












                Read accompanying Notes to Financial Statements.
                                      F-76

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

NOTE 1.  ORGANIZATION

Choice Sanitary Services of Florida, Inc. was incorporated on December 12, 2000 under the laws of the State of Florida. The company rents portable toilets to commercial customers located mainly in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization. In addition, the Company's S Corporation status will be terminated.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2001, included in the Company's Form SB-2 as filed with the SEC.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE 2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       ------------------------------------------  ---------

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of September 30, 2002, 133 shares were issued and outstanding.

                  On January 1, 2002, the Company issued 33 common shares to the holder of the note payable for a 25% ownership interest. The consideration was equal to 25% of all loans made by the original stockholder. In addition, should any additional loans to the Company be necessary, the new stockholder must also contribute 25% of the amount. As of September 30, 2002, the total amount due was $25,038 of which $14,022 was paid. The balance due of $11,016 has been reflected as stock subscriptions receivable.

Earl M. Cohen, CPA, PA 2505 NW Boca Raton Boulevard, Suite 202 Boca Raton, FL 33431 Phone: 561-347-1608






                       Choice Waste System Holdings, Inc.
                         Pro Forma Financial Statements



Effective November 30, 2002, the Company acquired Choice Sanitation, LLC, Choice Sanitary Services of Florida, Inc., American Waste, LLC and T & W Lakeside, Inc. by issuing a total of 4,191,694 common shares. Under generally accepted accounting principles, the transaction has been reflected as a reorganization.

The accompanying unaudited pro forma condensed combined balance sheets as of December 31, 2001 and September 30, 2002 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 assumes the acquisition occurred on January 1, 2001. The pro forma information is based upon the historical financial statements of the companies presented. The pro forma condensed financial statements are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The pro forma financial information should be read in conjunction with the Company's historical financial statements.













                                      PF-1
                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                   (UNAUDITED)


                                                           Choice
                            Choice Waste                   Sanitary
                            System                         Services of
                            Holdings,      Choice          Florida, Inc.  American     T & W        ProForma
                            Inc.           Sanitation LLC  --------       Waste, LLC   Lakeside     Adjust-          ProForma
          ASSETS            ---------      ----------                     --------     Inc.         ments            Combined
          ------                                                                       --------     --------         --------
CURRENT ASSETS
Cash                              -               $31,701         $3,661       -            -              -               $ 35,362
Accounts
Receivable                        -               338,537         19,753       -            -              -                358,290
Prepaid expenses
& other current
assets                            -                     -              -       -            -              -                      0
Due from affiliate
                                  -                     -              -       -            -              -                      0
                              --------         ----------      ---------     -----       -------        ------             --------
  Total
  Current Assets                  -               370,238         23,414       -            -              -                393,652
                              --------         ----------      ---------     -----       -------        -------            --------
PROPERTY &
EQUIPMENT - NET                   -             1,577,141        205,772       -            -              -              1,782,913
                              --------         ----------      ---------     -----       -------        -------           ---------
OTHER ASSETS
Lease acquisition costs -
net                               -                 4,704        -             -            -              -                  4,704
Deposits                          -                 2,713          3,844       -            -              -                  6,557
Loans receivable - member                                                                      (a)
                                  -               112,454        -             -            -             (112,454)               0
                              --------          ---------    ---------      ------       -------         ----------       ---------
  Total
  Other Assets                    -               119,871          3,844       -            -             (112,454)          11,261
                              --------          ---------      ---------    ------       -------         ----------       ---------

TOTAL ASSETS                      -            $2,067,250       $233,030       -            -            ($112,454)      $2,187,826
                              ========          =========       ========    ======       =======         ==========       =========



                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                   (UNAUDITED)


                                                     Choice
                      Choice Waste                   Sanitary
                      System                         Services
                      Holdings,      Choice          of           American     T & W         ProForma Adjust-
                      Inc.           Sanitation LLC  Florida,     Waste, LLC   Lakeside,     ments             ProForma
LIABILITIES           ---------      ----------      Inc.         --------     Inc.          --------          Combined
--------------                                       --------                  --------                        --------
LIABILITIES &
STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES
Current portion of
notes payable               -               499,641       47,424       -            -               -               547,065
Current portion of
capital lease
obligation                  -                 6,854        7,968       -            -                                14,822
                                                                                        (a)
Accounts Payable            -               381,864       35,076       -           800              -               417,740
Payroll taxes
payable                     -               110,005            -       -            -               -               110,005
Accrued interest                                                                        (c)
                            -               251,938            -       -            -               (251,938)             0
Notes payable -
member                      -             1,458,150            -       -              - (c)       (1,458,150)             0

Note payable                -                     -        5,000       -            -               -                 5,000
Due to Stockholder
                            -                     -       53,846       -            -               -                53,846
                         -------          ---------     --------    -------      -------        ----------         --------
 Total
 Current
 Liabilities                -             2,708,452      149,314       -           800            (1,710,088)     1,148,478
                        --------         ----------      -------    -------       ------          -----------     ---------


LONG TERM DEBT
Notes payable, less
current portion
                            -               438,174      111,113       -            -               -               549,287
Capital lease
obligation, less
current portion
                            -                19,506        4,159       -            -               -                23,665
                         -------            -------     --------    -------      --------      -----------          -------
 Total
 Long term debt             -               457,680      115,272       -            -               -               572,952
                        --------           --------     --------    -------      --------       ----------        ---------


                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                   (UNAUDITED)


                                                      Choice
                      Choice Waste                    Sanitary
                      System                          Services
                      Holdings,      Choice           of           American     T & W          ProForma
                      Inc.           Sanitation LLC   Florida,     Waste, LLC   Lakeside,      Adjust-          ProForma
EQUITY                ---------      ----------       Inc.         --------     Inc.           ments            Combined
---------                                             --------                  --------       --------         --------
STOCKHOLDERS'
EQUITY
                                                                                          (b)
Common Stock                    500         -                 100       -            100                   110           4,302
                                                                                          (c)              997
                                                                                          (d)            2,495
Member's equity                   -      (1,098,882)       -            -                 (a)        (112,454)               0
                                                                                          (d)        1,211,336

Add'l paid in                                                                             (b)          247,390         892,440
Capital                           -         -              -            -                 (c)        1,709,091
                                                                                          (d)      (1,064,041)
Stock
subscriptions                                                                             (d)
receivable                    (500)         -              -            -           (100)                  100           (500)

Retained earnings                                                                (800)(b)            (247,500)       (429,846)
                            -               -            (31,656)       -             (d)            (149,890)
                        --------        ---------        --------    ------     ---------           ----------       ---------
 Total
 Stockholders'
 Equity                     -          (1,098,882)       (31,556)       -           (800)            1,597,634         466,396
                         -------       ----------        --------    -------        -----            ---------       ---------

TOTAL LIABILITIES &
STOCKHOLDERS'
EQUITY
                            -          $2,067,250        $233,030       -             -          ($112,454)         $2,187,826
                         =======       ==========        ========    ======        =======        =========          =========



                       CHOICE WASTE SYSTEM HOLDINGS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)

                                                      Choice
                        Choice                        Sanitary
                        Waste                         Services of
                        System        Choice          Florida,      American      T & W         ProForma
                        Holdings,     Sanitation LLC  Inc.          Waste, LLC    Lakeside,     Adjust-         ProForma
                        Inc.          ----------      --------      --------      Inc.          ments           Combined
                        ---------                                                 --------      --------        --------
OPERATING REVENUES
                             -            $3,250,242      $ 79,688       -             -              -             $3,329,930
                         ---------        ----------     ---------    -------       --------       --------         ----------

COSTS & EXPENSES
 Operating                   -             2,221,800        44,617       -             -              -              2,266,417
 Selling,
 General &
 Administrative              -               672,490        39,635       -          800 (b)            247,500         960,425
 Depreciation &
 Amortization                -               280,403        18,929       -             -              -                299,332
                         ---------          --------       -------    -------       -------        --------          ---------
  Total Costs
  And Expenses               -             3,174,693       103,181       -         800                 247,500       3,526,174
                          --------         ---------      --------    -------     --------            --------       ---------

INCOME (LOSS)
FROM OPERATIONS              -                75,549      (23,493)       -        (800)              (247,500)       (196,244)
                          --------        ----------      --------     -----      ------             ---------       ---------
OTHER INCOME
 (EXPENSES)
 Interest
 Expense                     -             (230,623)       (8,163)       -             -              -              (238,786)
 Interest Income             -                 5,184       -             -             -              -                  5,184
 Loss on
 Disposal of
 Assets                      -              -              -             -             -              -                      0
                         ---------      ---------      ---------      --------      --------       --------          ---------
  Total Other
   (Expenses)                -             (225,439)       (8,163)       -             -              -              (233,602)
                         ---------         ---------     ---------    --------      --------       --------          ---------
NET INCOME(LOSS)
                             -             (149,890)     ($31,656)       -           ($800)         ($247,500)      ($429,846)
                         =========         =========     =========    =======       =======         ==========      ==========

LOSS PER SHARE                                                                                                         ($0.10)
                                                                                                                     =========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                                 4,301,694
                                                                                                                    ==========

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                                   (UNAUDITED)




(a) Adjustment to reclassify loans receivable - member as a distribution to the member.

(b) Adjustment to record 110,000 common shares issued at a value of $2.25 per share to employees for compensation.

(c) Adjustment to record 997,253 common shares issued at a value of $2.25 per share in payment of notes payable - member and related accrued interest.

(d) Adjustment to reflect reorganization as if it had occurred on January 1, 2001. Pursuant to SAB Topic 4B, all accumulated net losses as of January 1, 2001 have been recorded against additional paid-in capital.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)



                                                           Choice
                            Choice Waste                   Sanitary
                            System                         Services of
                            Holdings,      Choice          Florida, Inc.  American     T & W        ProForma
                            Inc.           Sanitation LLC  --------       Waste, LLC   Lakeside     Adjust-          ProForma
          ASSETS            ---------      ----------                     --------     Inc.         ments            Combined
          ------                                                                       --------     --------         --------
CURRENT ASSETS
Cash                              -               $45,739         $7,724       $5,512         $311         -               $ 59,286
Accounts
Receivable                        -               267,830         16,414       40,530        7,498         -                332,272
Accounts Receivable -
Related Parties
                                                                                             2,891         -                  2,891
Stock Subscriptions
Receivable
                                      500               -              -            -            -         -                    500
Prepaid expenses
& other current
assets                             30,000           3,211              -        1,687            -         -                 34,898
Due from affiliate                                                                             (g)
                                  -                31,000              -       -            -              (31,000)               0
                              --------         ----------      ---------     -----       -------           --------        --------
  Total
  Current Assets                   30,500         347,780         24,138       47,729    10,700            (31,000)         429,847
                              --------         ----------      ---------    -------      -------           --------        --------
PROPERTY &
EQUIPMENT - NET                   -             1,728,173        351,741      341,421       -              -              2,421,155
                              --------         ----------      ---------    -------      -------           --------       ---------
OTHER ASSETS
Lease acquisition costs -
net                               -                 6,971        -             -            -              -                  6,971
Deposits                          -                14,365          6,530        5,849       -              -                 26,744
Loans receivable - member                                                                      (a)
                                  -               125,485        -             -            -             (125,485)               0
                              --------          ---------    ---------      ------       -------         ----------       ---------
  Total
  Other Assets                    -               146,821          6,530        5,849       -             (125,485)          33,715
                              --------          ---------      ---------    ------       -------         ----------       ---------

TOTAL ASSETS                      $30,500      $2,222,774       $382,409     $394,819      $10,700       ($156,485)      $2,884,717
                              ========          =========       ========    ======       =======         ==========       =========




                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                                         Choice
                          Choice Waste                   Sanitary
                          System                         Services of
                          Holdings,      Choice          Florida,      American     T & W          ProForma
                          Inc.           Sanitation LLC  Inc.          Waste, LLC   Lakeside,      Adjust-         ProForma
LIABILITIES               ---------      ----------      --------      --------     Inc.           ments           Combined
--------------                                                                      --------       --------        --------
LIABILITIES &
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of
notes payable                   -               444,339        73,125       87,420        -              -               604,884
Current portion of
capital lease obligation
                                -                11,629        12,385       -             -              -                24,014

Accounts Payable                -               394,868        69,384       25,460            381        -               490,093
Payroll taxes payable
                                -                60,005             -       -             -              -                60,005
Income taxes payable                                                                          (d)
                                -                     -             -       -               6,600         (6,600)              0
Accrued interest                                                                             (c)
                               -               361,300             -       -             -              (361,300)              0
Notes payable - member
                               -             1,458,150             -       -               - (c)      (1,458,150)              0

Note payable                   -                     -         5,000       -             -               -                 5,000
Due to Stockholder
                               -                     -        85,903       -               1,595         -                87,498

Loans payable - member
                               -                24,265             -        64,000       -               -                88,265
Due to affiliate                                                                             (g)
                                31,000               -             -             -       -               (31,000)              0
                             ---------        --------      --------       -------   ---------         ----------       --------
 Total
 Current
 Liabilities                    31,000       2,754,556       245,797       176,880         8,576      (1,857,050)      1,359,759
                             ---------       ---------       -------      --------     ---------      -----------      ---------

LONG TERM DEBT
Notes payable, less
current portion
                               -               650,585       129,761       224,735       -               -             1,005,081
Capital lease
obligation, less
current portion
                               -                34,827        41,172       -             -               -                75,999
                            -------            -------      --------    -------       --------      -----------          -------
 Total
 Long term debt                -               685,412       170,933    224,735          -               -             1,081,080
                            --------          --------      --------    -------       --------      ----------         ---------



                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                                   (UNAUDITED)



                                                        Choice
                        Choice Waste                    Sanitary
                        System                          Services of
                        Holdings,      Choice           Florida, Inc.  American      T & W         ProForma Adjust-
                        Inc.           Sanitation LLC   --------       Waste, LLC    Lakeside      ments             ProForma
EQUITY                  ---------      ----------                      --------      Inc.          --------          Combined
---------                                                                            --------                        --------
STOCKHOLDERS'
EQUITY
                                                                                              (b)
Common Stock                      500         -                   133       -            100                    110           4,413
                                                                                              (c)               997
                                                                                              (e)             2,462
                                                                                              (f)               111
Member's equity
                                    -      (1,217,194)        -             (6,796)           (a)         (125,485)               0
                                                                                              (e)         1,599,106
                                                                                              (f)         (249,631)
Add'l paid in
Capital                             -         -                25,005       -                 (b)           247,390       1,149,172
                                                                                              (c)         1,818,453
                                                                                              (e)       (1,191,196)
                                                                                              (f)           249,520
Stock
subscriptions                                                                                 (e)
receivable                                    -           (11,016)          -            (75)                11,091               0

Retained earnings
                              (1,000)         -              (48,443)       -            2,099(b)         (247,500)       (709,707)
                                                                                              (d)             6,600
                                                                                              (e)         (421,463)
                          --------        ---------          --------     ------     --------            ----------       ---------
 Total
 Stockholders'
 Equity                         (500)    (1,217,194)         (34,321)  (6,796)          2,124             1,700,565         443,878
                           -------       ----------          --------    -------        -----             ---------       ---------

TOTAL LIABILITIES &
STOCKHOLDERS'
EQUITY
                              $30,500    $2,222,774          $382,409      $394,819    $10,700        ($156,485)         $2,884,717
                              =======    ==========          ========    ========      =======        =========           =========

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                                        Choice
                         Choice Waste                   Sanitary
                         System                         Services of
                         Holdings,      Choice          Florida, Inc.   American      T & W          ProForma
                         Inc.           Sanitation LLC  --------        Waste, LLC    Lakeside Inc.  Adjust-        ProForma
                         ---------      ----------                      --------      --------       ments          Combined
                                                                                                     --------       --------
OPERATING REVENUES
                               -            $2,521,708       $ 210,969      $138,888        $39,623        -            $2,911,188
                           ---------        ----------       ---------    -------          --------    --------         ----------

COSTS & EXPENSES
 Operating                     -             1,796,832          93,234     87,293           -              -             1,977,359
 Selling,
 General &
 Administrative                  1,000         568,693          78,436        44,447          5,024        -               697,600
 Depreciation &
 Amortization                  -               227,731          35,208        10,551        -              -               273,490
                             ---------        --------         -------    -------        -------       --------          ---------
  Total Costs
  And Expenses                   1,000       2,593,256         206,878       142,291          5,024                      2,948,449
                             ---------       ---------        --------    -------     --------            --------       ---------

INCOME (LOSS)
FROM OPERATIONS          (1,000)               71,548)           4,091  (3,403)              34,599        -              (37,261)
                           --------         ----------        --------       -------       --------       --------       ---------
OTHER INCOME
 (EXPENSES)
 Interest
 Expense                       -             (219,158)        (20,878)       (4,393)        -              -             (244,429)
 Interest
 Income                        -                 4,051        -              -              -              -                 4,051
 Loss on
 Disposal of
 Assets                        -               (2,222)        -              -              -              -               (2,222)
                           ---------      ---------       ---------       --------      --------       --------          ---------
  Total Other
   (Expenses)                  -             (217,329)        (20,878)       (4,393)        -              -             (242,600)
                           ---------         ---------       ---------    --------      --------       --------          ---------
INCOME(LOSS)
BEFORE INCOME
TAX PROVISION                  (1,000)       (288,877)        (16,787)       (7,796)         34,599                      (279,861)

INCOME TAX                                                                                      (d)
PROVISION                      -              -               -              -                6,600        (6,600)               0
                           --------       ---------       ---------       --------         --------       --------       ---------
NET INCOME(LOSS)
                                $1,000      ($288,877)       ($16,787)      ($7,796)  ($27,999)           ($6,600)      ($279,861)
                             =========      ==========       =========      ========      =========       ========      ==========

LOSS PER SHARE                                                                                                             ($0.06)
                                                                                                                         =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                                     4,323,371
                                                                                                                        ==========


                       CHOICE WASTE SYSTEM HOLDINGS, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)




(a) Adjustment to reclassify loans receivable - member as a distribution to the member.

(b) Adjustment to record 110,000 common shares issued at a value of $2.25 per share to employees for compensation.

(c) Adjustment to record 997,253 common shares issued at a value of $2.25 per share in payment of notes payable - member and related accrued interest.


(d) Adjustment to reverse income tax provision on T & W Lakeside, Inc. On a combined basis, there is a net loss.

(e) Adjustment to reflect reorganization as if it had occurred on January 1, 2001. Pursuant to SAB Topic 4B, all accumulated net losses as of January 1, 2001 have been recorded against additional paid-in capital.

(f) In June 2002, Choice Sanitation, LLC issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of membership at an offering price of $2.25 per unit. As of September 30, 2002, 110,947 units were sold. This adjustment reflects the issuance of 110,947 common shares for the units sold.

(g)      Adjustment to eliminate intercompany account balances.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Choice Waste System Holdings, Inc.'s Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that CWSH may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of CWSH, by reason of the fact that he is or was a director, officer, employee or agent of CWSH. It must be shown that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of CWSH. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to CWSH.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that the expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

         SEC registration fee                                             $ 243
         Printing and engraving expenses                                  4,500
         Accounting fees and expenses                                    30,000
         Legal fees and expenses                                         40,500
         Blue sky fees and expenses                                       3,000
         Miscellaneous                                                    1,757

         Total                                                         $80,000


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITES.

In June 2002, Choice Sanitation, LLC, issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. As of September 30, 2002, 110,947 were sold for proceeds of $249,631. The offering was closed on December 1, 2002 at which time 317,392 shares had been sold for proceeds of $608,133. There were no other issuances of unregistered securities by Choice Waste System Holdings, Inc. or its subsidiaries within the past three years other than that related to the acquisition transactions detailed below.

In November 2002 the following acquisitions were made. Mr. Cowdell was the president and founder of all the companies involved in the acquisitions. Each partner received restricted stock in Choice Waste System Holdings, Inc. in exchange for their share of the business. Below is a breakdown of the terms of each acquisition. Copies of the Acquisition Agreements are included as Exhibits
21.1 -21.5.


Acquisition                                               CWSH (1)      Value
        Date           Company Acquired                    Shares   $2.25/share
-----------            ----------------                  -------   -----------

11/25/02            Choice Sanitary Services of Florida,  31,111        $70,000
                    Inc.
                         ---------------------
                            Will Cowdell      75%     -----------
                            Taylor Group      25%         23,333
                                                           7,778

11/25/02            T & W Lakeside, Inc.                  35,556        $80,000
                         ---------------------          ----------
                            Will Cowdell      25%          8,889
                            Taylor Group      75%         26,667

11/27/02           Choice Sanitation LLC               2,997,253     $6,743,820
                         ---------------------        -----------
                            Will Cowdell      50%      1,498,626
                            Tim Schweizer     50%      1,498,627

11/29/02           American Waste LLC                    35,556         $80,000
                         ---------------------
                            Will Cowdell      50%        17,778
                            Todd McDorman     50%        17,778


(1)      Choice Waste System Holdings, Inc.
              Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.


ITEM 27.  EXHIBITS

(a) The  following  exhibits are filed as part of this  Registration  Statement.
Note: Information required by Item 601(b)(4) appears in Exhibit 3.1 Articles of Incorporation. See Index to Exhibits page II-5.


EXHIBIT
NUMBER                     DESCRIPTION

3.1      Articles of Incorporation
3.2      By-Laws
5.0      Opinion on Legality

10       Material Contracts
10.1     Franchise Agreement - St. Lucie County
10.2     Franchise Agreement - Martin County
10.3     Lease Agreement - Oleander Avenue, Ft. Pierce, FL
10.4     Lease Agreement - Bell Avenue, Ft. Pierce, FL
10.5     Lease Agreement - 762 SE Port St. Lucie Blvd.
10.6     Lease Agreement - 758 & 760 Port St. Lucie Blvd.
10.7     Lease Agreement - Lake Property
21                         Subsidiaries
21.1     Acquisition Agreement - Choice Sanitation LLC (1)
21.2     Acquisition Agreement - Choice Sanitation LLC (2)
21.3     Acquisition Agreement - American Waste LLC
21.4     Acquisition Agreement - T & W Lakeside, Inc.
21.5     Acquisition Agreement - Choice Sanitary Services of Florida, Inc.
99.1     Sample Service Contract


ITEM 28.  UNDERTAKINGS.

         The undersigned Company undertakes to:

         (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.
                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from the registration any of the securities that remain unsold at the end of the offering.


(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Choice Waste System Holdings, Inc. pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Choice Waste System Holdings, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CWSH of expenses incurred or paid by a director, officer or a controlling person of CWSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CWSH under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(1) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Port St. Lucie, State of Florida, on March 12, 2003.

                                            CHOICE WASTE SYSTEM HOLDINGS, INC.
                                            (Registrant)

                                         By: /s/ Will Cowdell
                                               Will Cowdell
                                               President
                              Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/Will Cowdell               _Director            March 12, 2003
---------------                --------            --------------
Will Cowdell                         Director               Date


/s/ Gary Griffith       Treasurer/Director    March 12, 2003
-----------------       ------------------    --------------
Gary Griffith              Treasurer,               Date
                           Principal Financial
                           Officer, Director



 1 Estimated solely for the purpose of calculating the amount of the registration fee.